UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Boston Private Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 29, 2010 at 11:00 a.m.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Boston Private Financial Holdings, Inc. (the “Company”) will be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, on Thursday, April 29, 2010 at 11:00 a.m., for the following purposes:

1.	to elect three Class I Directors nominated to serve until the 2013 annual meeting or until their successors are duly elected and qualified;

2.	to approve the amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as of January 1, 2010 (the “2001 ESPP”);

3.	to approve a non-binding, advisory resolution regarding the compensation of the Company’s executive officers; and

4.	to consider and act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on March 3, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. PROMPTLY VOTING YOUR SHARES VIA TELEPHONE, VIA THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY VOTED A PROXY.

For specific instructions on how to vote your shares, please refer to the section entitled “Proxy Voting Options.”

Important Notice Regarding the Availability of Proxy Materials for the Meeting:

The Company’s 2010 Proxy Statement, Annual Report on Form 10-K for the period ending December 31, 2009, and Annual Report to Stockholders are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company’s toll-free number (888) 666-1363 or by contacting the Company’s investor relations department by email at investor-relations@bostonprivate.com.

By Order of the Board of Directors

MARGARET W. CHAMBERS

Secretary

Boston, Massachusetts

Dated: April 2, 2010

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on Thursday, April 29, 2010

GENERAL

This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held on Thursday, April 29, 2010 at 11:00 a.m. at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, and at any adjournment or postponement thereof, for the purposes set forth herein.

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about April 2, 2010.

The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly voted and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the proposals contained in the proxy, including the nominees for election to the Board of Directors. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy by (i) filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Secretary; (ii) filing a duly executed proxy bearing a later date; or (iii) appearing in person at the Meeting and specifically withdrawing the proxy.

PROXY VOTING OPTIONS

Whether or not you expect to be present at the Meeting, you are requested to vote your shares at your earliest convenience. Promptly voting your shares will ensure the presence of a quorum at the Meeting. You may vote your shares via telephone, via the Internet (as detailed on the enclosed proxy card), or by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTING AND QUORUM

The Board of Directors has fixed the close of business on March 3, 2010, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date, 68,799,503 shares of Common Stock were outstanding and entitled to vote at the Meeting, and there were 1,340 stockholders of record.

The holders of each share of Common Stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Holders of Common Stock are entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Meeting. Broker non-votes will not be counted for purposes of determining whether a quorum is present. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Director nominees must receive a plurality of the votes cast by stockholders in order to be elected. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the “votes cast” for the election of directors and will not affect the outcome of the election of the nominees. The approval of the amendment and restatement of the 2001 ESPP and the approval of the advisory vote on executive compensation require the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the votes on these matters.

ANNUAL REPORT

All holders of record are being sent a copy of the Company’s 2009 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which contains audited financial statements of the Company for the fiscal years ended December 31, 2009, 2008 and 2007, as filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010. These reports, however, are not part of the proxy soliciting material.

A copy of the Company’s Annual Report on Form 10-K filed with the SEC, including all exhibits, may be obtained free of charge by writing to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Secretary, or by accessing the “Investor Relations” section of the Company’s website at www.bostonprivate.com.

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of twelve members divided into three classes, with each class elected for a three-year term. One class of Directors is elected by the Company’s stockholders at each annual meeting of stockholders. At the Meeting, three Class I Directors will be elected to serve until the 2013 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. All three of the nominees are currently serving on the Board of Directors. The Board of Directors has nominated Eugene S. Colangelo, Allen L. Sinai, and Stephen M. Waters for re-election as Class I Directors.

Although Timothy L. Vaill is currently serving as a Class I Director, the Company announced in December of 2008 that, pursuant to Mr. Vaill’s amended employment agreement, Mr. Vaill has agreed to serve as Chairman and Chief Executive Officer through the close of business on the earlier of (i) December 31, 2010, and (ii) the date that is 90 days after the designation by the Board of Directors of the Company of an individual to succeed him as Chief Executive Officer of the Company. In order to provide flexibility with respect to the succession planning already underway at the Company as a result of the terms of Mr. Vaill’s agreement, Mr. Vaill has not been nominated to stand for re-election as a Class I Director with the expectation that any successor Chief Executive Officer will be elected into Class I. The Board of Directors has created an additional vacancy in Class II and has elected Mr. Vaill to that Class, effective at the expiration of his term as a Class I Director at the Meeting, to continue to serve on the Board until the 2011 annual meeting of stockholders.

Each nominee has agreed to continue to serve as a Director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted FOR the election of such other person as the Board of Directors may recommend.

Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

The Board of Directors of the Company recommends a vote FOR the election of the three nominees to the Board of Directors as Class I Directors of the Company.

INFORMATION REGARDING DIRECTORS

The following table sets forth certain information regarding the Directors of the Company, including the nominees for election at the Meeting as Class I Directors, based on information furnished by them to the Company:

		Age	Director Since
Class I—Term Expires 2010
Eugene S. Colangelo *(1)(2)	Westborough, MA	62	1987
Allen L. Sinai *(2)	Lexington, MA	70	1995
Timothy L. Vaill (3)	Andover, MA	68	1993
Stephen M. Waters *(2)	Greenwich, CT	63	2004

Class II—Term Expires 2011
Kathleen M. Graveline *	Needham, MA	58	2003
Deborah F. Kuenstner *	Newton, MA	51	2007
Walter M. Pressey	Belmont, MA	65	2001
William J. Shea *	North Andover, MA	62	2004

Class III—Term Expires 2012
Herbert S. Alexander *	Westborough, MA	67	1991
Adolfo Henriques *	Key Biscayne, FL	56	2007
Lynn Thompson Hoffman *#	Santa Fe, NM	61	1994
John Morton III *	Annapolis , MD	66	2008

*	Independent Director.
#	Lead Director.
(1)	Includes service as a director of Boston Private Bank & Trust Company, a wholly owned subsidiary of the Company, prior to the formation of the holding company structure in 1988.
(2)	Nominee for election or re-election.
(3)	As noted above, the Board of Directors has elected Mr. Vaill to serve as a Class II Director effective upon the expiration of his term as a Class I Director at the Meeting. He is not standing for re-election as a Class I Director.

Director and Nominee Qualifications

The following paragraphs provide information as of the date of this Proxy Statement about each member of the Company’s Board of Directors, including the nominees for election at the Meeting. The biographical description below for each nominee (identified by an asterisk next to their names in the descriptions below) includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The biographical description below for each Director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a Director. The Board of Directors did not currently evaluate whether the Directors who are not standing for re-election at this Meeting should serve as Directors, as the terms for which they have been previously elected continue beyond the Meeting.

In addition to the information presented below regarding each Director’s specific experience, qualifications, attributes and skills, the Board also believes that all of the Directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company.

Herbert S. Alexander. Mr. Alexander became a director of the Company in 1991. He is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston

University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Trustee of the Worcester Art Museum, where he is the Chairman of its Audit Committee and a member of the Finance Committee, and President and Chairman of the Board of Directors of the International Association of Practising Accountants through October 2009. Mr. Alexander is also on the board of directors of Boston Private Bank & Trust Company and Charter Bank, both affiliates of the Company. With his years of specific experience as the named partner of Alexander, Aronson, Finning & Co., P.C., Mr. Alexander brings to the Board of Directors invaluable business, financial, accounting and management experience. In addition, Mr. Alexander’s membership in various professional societies and his service on a number of audit committees has provided him with valuable experience dealing with the evaluation of financial statements, accounting principles and financial reporting rules and regulations.

Eugene S. Colangelo*. Mr. Colangelo joined our Board in 1987. He is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He was a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and is currently a member of that organization’s Retail Oversight Committee. Mr. Colangelo has served as Chairman of the Board of Directors of Boston Private Bank & Trust Company since 1999. The Board believes that Mr. Colangelo’s extensive entrepreneurial experience and understanding of what makes a business run effectively and efficiently make him an excellent candidate for the Board of Directors. Further, his long-standing involvement with the Company’s largest affiliate, Boston Private Bank & Trust Company, and his extensive contacts in the local community, provide insights that are particularly valuable for the Board.

Kathleen M. Graveline. Ms. Graveline has served on the Company’s Board since 2003 and on the Boston Private Bank & Trust Company Board since 1996. Until 2001, she was Executive Vice President of John Hancock Financial Services where she was responsible for managing all facets of the Retail Sector. Ms. Graveline spent three years as Senior Vice President of Alternative Channels and Product Management at John Hancock. Prior to joining John Hancock, she held the position of Senior Vice President of Fidelity Investments High Net Worth Group. Her other roles have included serving as Managing Partner of the Communique Group, a marketing and promotions firm, and Senior Vice President of The Boston Company, where she held various positions in the marketing and product development areas of the bank. Ms. Graveline is a member of the Board of Fidelity Investments Life Insurance Company and has served on the Board of Overseers of WGBH since 1996. Ms. Graveline brings extensive financial services, marketing and banking experience to the Board as a result of her previous experience in executive management at a public company and in other enterprises.

Adolfo Henriques. Mr. Henriques is currently a private investor and vice chairman of the Related Group, a real estate development company and serves on the Board of Directors of Medica Health Care Plans, Inc. and Intcomex, Inc. Until December 2007, he was Chairman, President and Chief Executive Officer of Florida East Coast Industries, where he served on the board since 1998, in addition to being chairman of their audit committee and a member of their governance committee. Mr. Henriques served as Chief Executive Officer of Regions Bank. Prior to joining Regions Bank, Mr. Henriques served in executive capacities at Bank of America’s predecessor banks since 1986. Mr. Henriques is the past Chairman of the Board of Trustees for Florida International University. He is a member of the Orange Bowl Committee. He has served as past Chairman of the Greater Miami Chamber of Commerce, Leadership Florida, the Financial Oversight Board for the City of Miami, the United Way of Miami-Dade, the Greater Miami Convention and Visitor’s Bureau and the Beacon Council (Miami’s Economic Development Partnership). Mr. Henriques has also served as Co-Chairman of the Miami Children’s Museum Capital Campaign, Chairman of Homes for South Florida and Greater Miami LISC, Chairman of the Epiphany School Advisory Council, Site Selection Chairman of the Community Partnership for Homeless, Regional Chair for the Florida Chamber of

Commerce, Member of the Florida Board of Regents and served on the Mayor’s Blue Ribbon Task Force for the airport. Until March of 2010, Mr. Henriques served as Chairman of the Board of Directors of Gibraltar Private Bank & Trust Company. Mr. Henriques’ experience as a Chairman and Chief Executive Officer of numerous companies, and his work on audit and governance committees provides our Board with expertise in management, accounting, corporate governance and operational matters. Further, his extensive experience in the banking industry provides specific expertise that the Company requires in the implementation of its strategic plan.

Lynn Thompson Hoffman. Mrs. Hoffman is an attorney and private investor and serves as the Lead Director of the Company. Mrs. Hoffman is also on the Board of Directors of Borel Private Bank & Trust Company, an affiliate of the Company. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman developed historic real estate in Boston, Massachusetts and served as Director of First Mutual Bank, Boston Private Bank & Trust Company, an affiliate of the Company, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She has also served as Trustee of the Museum of New Mexico Foundation, Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. With her extensive knowledge of the financial services industry, perspective from a diverse geographical market, and understanding of both the banking and investment management businesses and real estate matters, along with her legal background and executive management experience, Mrs. Hoffman brings to the Board strong leadership, management experience, and a thorough understanding of the Company’s business and the various product offerings.

Deborah Foye Kuenstner. Ms. Kuenstner is the Chief Investment Officer at Wellesley College. Before joining Wellesley College in February 2009, Ms. Kuenstner was Chief Investment Officer and Vice President of Investment Management at Brandeis University from 2007 to January 2009. Prior to working at Brandeis, Ms. Kuenstner was Managing Director of Research for Fidelity Management & Research Company, the investment management organization of Fidelity Investments from 1997 to 2004. Prior to Fidelity, Ms. Kuenstner was the Chief Investment Officer, Global Value, at Putnam Investments from 2000 to 2004. Her other roles at Putnam included Chief Investment Officer, International Value and Senior Portfolio Manager, International Equities. Prior to that, she worked at DuPont Pension Fund Investment in Wilmington, Delaware as a Senior Portfolio Manager, International Equities. Ms. Kuenstner has also been a Vice President, International Investment Strategist at Merrill Lynch in addition to Economist at the Federal Reserve Bank of New York. Ms. Kuenstner was actively involved in the Board of Pensions of the Presbyterian Church USA from 1996-2004 as Investment Committee Chair, Director, and most recently, Co-opted Director. Ms. Kuenstner brings extensive experience and knowledge about the financial services industry generally and in particular the investment management arena, along with economic and risk management expertise to the Board.

John Morton, III. Mr. Morton is a seasoned bank executive with 35 years of banking and financial services experience. He has extensive experience leading organizational turnarounds, acquisition integrations, business growth and corporate governance activities. Mr. Morton has been a director of Fortress International Group, Inc. since January and its Chairman since December 2008. He has been a Director of the Company since August 2008, of Barry-Wehmiller Companies, Inc. since July 2007 and Dynamac International Inc, since the late 1980s. Mr. Morton served as a Director of Broadwing Corporation from April 2006 to January 2007. He served as President of Premier Banking for Bank of America Corp. from August 24, 2004 to September 2005. From 1997 to 2001, Mr. Morton served as President of the Mid-Atlantic Region, Bank of America. Mr. Morton served as President of the Private Client Group of NationsBank from 1996 to 1997. From 1994 to 1996, he served as Chairman and Chief Executive Officer and President of The Boatmen’s National Bank of St. Louis, and as Chief Executive Officer of Farm and Home Financial Corporation from 1992 to 1993. In 1990 and 1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. He serves as Chairman of the Maryland Stadium Authority and Director of the U.S. Naval Academy Foundation Athletic

and Scholarship Programs. Mr. Morton’s experience as the Chief Executive Officer and President of several banking institutions, coupled with his service on a number of public company boards, allows him to bring to the Board operational expertise, an expertise in the financial services industry, and a comprehensive understanding of the Company’s business.

Walter M. Pressey. Mr. Pressey is President and Vice Chairman of the Company, which he joined in September of 1996. He served as Chief Financial Officer of the Company from 1996 until 2004, became President of the Company in 2000, and Vice Chairman in 2008. He also serves on the Board of Directors of Anchor Capital Holdings, LLC and Charter Bank, both of which are affiliates of the Company. Prior to joining the Company, Mr. Pressey served in various senior executive capacities with Boston Safe Deposit & Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments, Treasurer and Chief Financial Officer, Chief Planning Officer, and Manager of Cash Management Services. Mr. Pressey serves as Chairman on the Board of Trustees of the Program in Cellular and Molecular Medicine and the Immune Disease Institute, a non-profit research firm affiliated with the Harvard Medical School and Children’s Hospital Boston. He is past President and Director of the Financial Executives International (Boston Chapter) and currently serves on the Nominating Committee. Formerly, Mr. Pressey was President of the Treasurers Club of Boston, President of the Harvard Business School Alumni Association of Boston, Director of the Harvard Alumni Association, Director of the Harvard Business School Alumni Association, and served as Founder, Director and Treasurer of the Foundation for Belmont Education. He also was Director and Treasurer of the Massachusetts Horticultural Society. Mr. Pressey served as a First Lieutenant with the U. S. Army Chemical Corps at Edgewood Arsenal in Maryland and in the Vietnam theater. As a result of Mr. Pressey’s experience and tenure at Boston Private, he has developed a deep understanding of the Company’s people, operations and products. Further, his institutional knowledge of the Company and its affiliates, and his extensive investor relations contacts allow him to provide a unique perspective on the overall business and market in which the Company operates.

William J. Shea. Mr. Shea is the Executive Chairman of Lucid, Inc. manufacturer of non-invasive skin biopsy equipment, based in Rochester, New York. He was a managing partner of DLB Capital, LLC, a start-up private equity company located in Wilton, Connecticut until December 2007. He served as Executive Chairman of Royal & Sun Alliance USA, Inc. from 2005 to 2006. Mr. Shea served as President and Chief Executive Officer of Conseco, Inc. from 2001 to 2004, where he successfully managed that firm’s restructuring process. Prior to joining Conseco, Mr. Shea served as Chairman of the Board for Centennial Technologies, a public manufacturing company. Mr. Shea also served as Vice Chairman and Chief Financial Officer of BankBoston, Inc. prior to its acquisition by Fleet, where he had responsibility for all financial aspects of the corporation, investor relations, risk management, capital markets and private banking, among other areas. He began his career in the financial services area with Coopers & Lybrand, where he spent twenty years, and rose to serve as Vice Chairman and Firm Council Member. Mr. Shea formerly served on the Board of the Executive Committee for the Boston Stock Exchange and the Boards of Trustees for Children’s Hospital Boston and Northeastern University. Mr. Shea has served as the Chairman of the Board of Demoulas Supermarkets since 1999 and, serves on the Boards of AIG SunAmerica and NASDAQ OMX BX. Mr. Shea is also on the Board of Directors of First Private Bank & Trust, and affiliate of the Company. His experience as a Chief Executive Officer of a public insurance company and as Chief Financial Officer of a bank, as well as his work on various public company boards, allows Mr. Shea to bring relevant and extensive business, management, banking, accounting and operational experience to the Board.

Dr. Allen L. Sinai*. Dr. Sinai has been President, Chief Executive Officer and Chief Global Economist/Strategist of Decision Economics, Inc. since 1996. Dr. Sinai is responsible for the Decision Economics forecasts and analyses of the U.S. and world economic and financial markets and translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Dr. Sinai also is responsible for the business operations and financial performance of Decision Economics. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global

Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and a past President of the North American Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism and a past member of the Time Magazine Board of Economists. The Board believes that Dr. Sinai is an excellent candidate for the Board as a result of his extensive business experience and his background as Chief Executive Officer and Chief Economist at Decision Economics Inc., his knowledge and long experience in the financial services industry, and his deep contacts in both government and industry.

Timothy L. Vaill. Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of the Company, which he joined on January 1, 1993. He also serves on the Board of Directors of Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, First Private Bank & Trust, and Dalton, Greiner, Hartman, Maher & Co., LLC, all of which are affiliates of the Company. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years and, among other assignments, directed all of its international activities. In 1991 and 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new personal trust business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation, the New England Aquarium, The New Hampshire Music Festival, the Squam Lakes Conservation Society, The BAA, Inc., and the Board of Trustees at Bay State College in Boston. He is on the Board of Overseers for the New England Conservatory and the Advisory Board of Merriman Curhan Ford. He also served on the Board of Overseers at the New England Medical Center. Mr. Vaill has served as the Chairman of the Board and Chief Executive Officer of the Company for over 17 years. Mr. Vaill’s thorough understanding of the day to day workings of the Company, its affiliates, markets, product offerings and history, along with his extensive experience in the financial services industry, make him an excellent member of the Board.

Stephen M. Waters*. Mr. Waters is a partner at Compass Advisers, an independent advisory firm established in 2001, and Chairman of the Board and Chief Executive Officer of Compass Partners and its European Equity Fund, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley’s worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He serves as Chairman of the Harvard College Fund, Chairman of the Unites States Naval Institute, and Chairman of the Naval Institute Foundation. Mr. Waters also serves on the Board of Directors of Valero Energy Corporation and sits on both the audit and finance committees. He chairs the Advisory Board of Boston University School of Public Health. Mr. Waters brings over thirty years of specific and relevant financial services experience to the Board, along with a deep understanding and practical knowledge of the investment management business. His background as a Chief Executive Officer and director of numerous organizations, as well as his extensive experience in investment management, economics and mergers and acquisitions makes him an excellent candidate for the Board.

CORPORATE GOVERNANCE

The business of the Company is managed under the direction of the Company’s Board of Directors in accordance with the Massachusetts General Laws, as implemented by the Company’s Articles of Organization, as amended, and the by-laws. The Board of Directors provides oversight of the Company’s activities for the benefit of its stockholders and other constituencies, which includes the Company’s affiliated companies, employees, customers, suppliers, creditors and the communities in which the Company and its affiliates conduct business. The Board has a particular focus on corporate governance, developing the strategic direction of the Company, and seeking to ensure the success of the Company’s business through the appointment and retention of qualified executive management. The Board is responsible for ensuring that the Company’s business is conducted in a responsible and ethical manner.

Board Leadership Structure

Mr. Vaill has served as Chairman of the Board of Directors since 1999. To foster a separation of the daily decision making function and the oversight and control function, the Company’s Board of Directors appointed a Lead Director in 2004. The Lead Director’s role is to assist the Chairman and the remainder of the Board in ensuring effective corporate governance in managing the affairs of the Company and the Board. The position of Lead Director may only be held by a member of the Board who has been determined to be “independent” under the Marketplace Rules of the Financial Industry Regulatory Authority applicable to NASDAQ-listed companies (the “NASDAQ Rules”). The Lead Director has the following specific duties and responsibilities:

•	in consultation with management and the Chairman of the Board, advise as to an appropriate timing, structure and schedule of board and committee meetings;

•	suggest and recommend to the Chairman matters to be considered by the Board;

•	provide comments to the Chairman and/or Secretary with respect to proposed agendas for the Board meetings;

•	coordinate the activities of the independent directors;

•	preside at all meetings at which the Chairman is not present, including executive sessions of the non-employee directors, and apprise the Chairman of the issues considered, as appropriate;

•	be available for consultation and direct communication with management;

•	serve as a liaison between the Chairman and independent directors;

•	identify and address any impediments to the Board functioning independently from management;

•	ensure that the Board has the resources necessary to effectively carry out its functions;

•	call meetings of non-employee directors when necessary and appropriate; and

•	perform such other duties as the Board may from time to time delegate.

The Company’s Board has analyzed its Board leadership structure to determine whether it is in the best interests of the Company to separate the Chief Executive Officer and Chairman positions. The Board has concluded, for the present time, that the current Board leadership structure is appropriate for a number of reasons, the most significant of which are the following:

•	The current Chief Executive Officer has extensive institutional knowledge of the Company in light of his 17-year tenure as Chief Executive Officer;

•

The Chief Executive Officer is the individual selected by the Board to manage the Company on a day-to-day basis, and therefore has the requisite knowledge of the day to day operations of the Company to permit a more efficient navigation of the critical issues and decisions facing the Board, allowing for more productive meetings;

•

The Board has established several Committees to provide the appropriate level of control and oversight, particularly with respect to risk management, to mitigate the challenges posed by a combined position; and

•	The Board has adopted a leadership structure where the combined Chairman and Chief Executive Officer is appropriately balanced by the establishment of a Lead Director position.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the Company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of the Company’s overall business and market, the extensive regulatory schemes under which the Company and all of its affiliates operate, and the complexities of the Company’s operations as a whole, the Board has established a Risk Management Committee, which is tasked with specific responsibility for direct oversight of all of the risks inherent in the Company’s business, along with management of the enterprise-wide risk management program. The Risk Management Committee consults with each of the other committees of the Board for an analysis of their areas of risk, as well as with management and outside experts, and provides regular, detailed reporting and recommendations on risk-related actions to the full Board.

In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, credit risk, market risk, interest rate risk, regulatory risk and various other matters relating to the Company’s business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of the Company’s business by the Risk Management Committee, the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee; and (4) regular periodic reports from the Company’s internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board’s attention.

For a description of the specific risk oversight review performed by the Compensation Committee with respect to the Company’s incentive compensation plans, please see the section titled “TARP-Related Actions—Risk Review and Analysis.”

Committees of the Board

The Board has five standing Committees: the Audit Committee, Compensation Committee, Risk Management Committee, Finance Committee and Governance Committee. Each Committee is comprised solely of members of the Board who have been determined to meet the definition of “independent” in accordance with the NASDAQ Rules. All of the Committees have adopted charters that provide a statement of the respective Committee’s roles and responsibilities. Current charters for those Committees that are mandated under the NASDAQ Rules are available in the Corporate Governance section of the Company’s website at www.bostonprivate.com. The Board has also appointed a temporary Search Committee that is working with an external search firm on the Company’s succession planning process.

The Audit Committee

The Audit Committee consists of Mr. Henriques, Chair, Mr. Alexander, Vice Chair, Mr. Morton and Dr. Sinai. Each of these members are “audit committee financial experts” as defined in SEC regulations. The Audit Committee held nine meetings in 2009.

Pursuant to the Audit Committee’s charter, the Audit Committee assists the Board in its oversight of (1) the process of reporting the Company’s financial statements; (2) the system of internal controls as it relates to financial reporting; (3) the external audit process; (4) the Company’s process for monitoring compliance with laws and regulations; and (5) the qualifications, independence and performance of the Company’s independent registered public accounting firm.

Compensation Committee

The Compensation Committee consists of Mrs. Hoffman, Chair, Mr. Colangelo, Vice Chair, Ms. Kuenstner and Mr. Waters. The Compensation Committee held 13 meetings in 2009.

The Compensation Committee makes recommendations to the Board of Directors, where necessary, on certain matters including, but not limited to, changes to compensation plans and the adoption of new plans, changes to the Chief Executive Officer’s compensation and changes to Board compensation programs of the Company. The Compensation Committee has been delegated the authority by the Board to approve compensation matters for executive officers other than the Chief Executive Officer. For additional information on the Compensation Committee’s process for the consideration and determination of the executive officer and director compensation, please see “Compensation Discussion and Analysis.”

Risk Management Committee

The Risk Management Committee consists of Ms. Kuenstner, Chair, Ms. Graveline, Vice Chair, Mr. Morton and Dr. Sinai. The Risk Management Committee held 14 meetings in 2009. The Risk Management Committee’s responsibilities are described above.

Finance Committee

The Finance Committee consists of Mr. Waters, Chair, Mr. Shea, Vice Chair, Mrs. Hoffman and Mr. Henriques. The Finance Committee held 15 meetings in 2009. The Finance Committee conducts analyses and makes recommendations to the Board and management regarding the Company’s financial planning, capital structure, capital raising, proposed acquisitions, mergers and divestitures, overall strategic planning, and financial performance, where relevant.

Governance Committee

The Governance Committee consists of Ms. Graveline, Chair, Mr. Colangelo, Vice Chair, Mr. Alexander, and Mr. Shea. Mr. Shea joined the Committee April 21, 2009. The Governance Committee held five meetings in 2009.

The Governance Committee periodically reviews the arrangements for the overall governance of the Company by the Board of Directors and its Committees and, among other things, assists the Board of Directors by evaluating the performance of the Board and its Committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election, recommends the members and the Chairs of the committees of the Board, and reviews and assesses the charters of all of the Committees of the Board.

Executive Sessions without Management

To promote open discussion among the non-management directors, the Board of Directors schedules regular executive sessions in which the non-management directors meet without management’s participation. Such sessions are scheduled to occur at every regularly scheduled Board and Committee meeting. As noted above, the presiding director at such executive sessions is the Lead Director.

Board of Directors Meetings

The Board of Directors held 13 meetings of the full Board during 2009. Each incumbent Director attended at least 75% of the aggregate number of meetings of the full Board of Directors and relevant Committees.

Directors’ Attendance at Annual Meetings

The Company does not have a policy of requiring Directors to attend the annual meeting of stockholders. The Company does, however, typically schedule a meeting of its Board of Directors the day before or close to the annual meeting of stockholders to facilitate each Director’s attendance at the annual meeting of stockholders. All of the members of the Company’s Board of Directors at that time attended the Company’s annual meeting of stockholders held April 22, 2009.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers, and directors. In addition, the Company maintains procedures for the confidential, anonymous submission of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters. Stockholders may access the Code of Business Conduct and Ethics in the Corporate Governance section of the Company’s website at www.bostonprivate.com.

Consideration of Director Nominees

The Governance Committee is responsible for recommending the slate of candidates to be nominated for election to the Board of Directors of the Company. The Governance Committee uses a variety of methods for identifying and evaluating nominees for Director and the Committee assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for Director each year, the Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing Directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through the business and other networks of the existing members of the Board or from management. The Governance Committee may also solicit recommendations for Director nominees from independent search firms or any other source it deems appropriate, and has most recently sourced non-incumbent candidates through the retention of such independent search firms. When an incumbent director is up for re-election, the Governance Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

The Governance Committee requires candidates to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company. Pursuant to guidelines established by the Board, no more than two members of the Board can be executive members, and all others must meet the definition of independent under the NASDAQ Rules. The Governance Committee does not have a policy with regard to the consideration of diversity in identifying director nominees, although it may consider diversity when identifying and evaluating nominees.

Directors of the Company are nominated in accordance with the Company’s by-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors, or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Historically, the Company has not received any proposals from stockholders recommending director candidates to be nominated for membership on the Board of the Company. Consequently, the Board of Directors has not viewed the development of a formal policy regarding the consideration of any director candidates recommended by stockholders to be appropriate, and the Governance Committee does not have such a formal policy. Candidates recommended by a stockholder will be evaluated on the same basis as candidates recommended from other sources. A stockholder wishing to nominate a director separately from the slate of directors nominated by the Company for the 2011 annual meeting should follow the procedures described in this Proxy Statement under the heading “Submission of Stockholder Proposals for 2011 Annual Meeting.” Any stockholder who seeks to make such a nomination for the 2011 annual meeting must be present in person at such annual meeting.

Stockholders’ Communications with the Board of Directors

Stockholders wishing to communicate with the Company’s Board of Directors should address their communications to the Company’s investor relations department by email at investor-relations@bostonprivate.com, by phone at 888-666-1363 or by mail sent to the Company’s main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified, individual Directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the Director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all stockholder communications will be provided to the Board.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
George L. Alexakos	50	Executive Vice President, Chief Risk Officer of the Company.

Margaret W. Chambers	50	Executive Vice President, General Counsel and Secretary of the Company; Director—KLS Professional Advisors Group, LLC, and Davidson Trust Company.

J. H. Cromarty	53	Executive Vice President, CEO—Wealth Advisory and Investment Management Groups of the Company; Director—Anchor Capital Holdings LLC, Bingham, Osborn & Scarborough, LLC, Coldstream Capital Management, Inc., Davidson Trust Company, and KLS Professional Advisors Group, LLC.

James D. Dawson	57	Executive Vice President, CEO—Private Banking Group of the Company; Director-Borel Private Bank & Trust Company, Boston Private Bank & Trust Company, Charter Bank, and First Private Bank & Trust.

Martha T. Higgins	46	Executive Vice President, Director-Human Capital Resources of the Company.

David J. Kaye	45	Executive Vice President and Chief Financial Officer of the Company.

Walter M. Pressey	65	President and Vice Chairman of the Company; Director—Anchor Capital Holdings LLC, and Charter Bank.

Timothy L. Vaill	68	Chairman of the Board of Directors and Chief Executive Officer of the Company; Director—Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, First Private Bank & Trust, Dalton, Greiner, Hartman, Maher & Co., LLC.

Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.

George L. Alexakos. Mr. Alexakos joined the Company in 2003 and is Executive Vice President and Chief Risk Officer. He is responsible for overseeing the Company’s enterprise risk management program. Mr. Alexakos has over 25 years experience in the financial services industry. Prior to joining the Company he served as a risk consultant with PricewaterhouseCoopers, LLP. Before this, Mr. Alexakos was a Director of Loan Review at BankBoston, a Supervisory Examiner at the Federal Reserve Bank of Boston and served in various capacities within CitiBank and City National Bank. Mr. Alexakos is a member of the Company’s Senior Policy Group.

Margaret W. Chambers. Ms. Chambers is Executive Vice President, General Counsel and Secretary for the Company. She has over 20 years of experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company’s operations from a legal perspective including merger and acquisition activities, divestitures, regulatory examinations, corporate governance, board materials and relations, regulatory filings, real estate, risk management and compliance, employment and insurance matters. Prior to joining the Company in January of 2002, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters. Ms. Chambers serves on the Board of Directors of Davidson Trust Company and KLS Professional Advisors Group, LLC, both of which are affiliates of the Company. Ms. Chambers is a member of the Company’s Senior Policy Group.

J. H. Cromarty. Mr. Cromarty is Executive Vice President and CEO-Wealth Advisory and Investment Management Groups of the Company. He joined the Company in 2004 as President—Eastern Region, with responsibility for expanding and overseeing the firm’s wealth management capabilities in the eastern regions of the U.S. Prior to joining the Company, Mr. Cromarty was President and a director of State Street Global Alliance, LLC, an asset management holding company jointly owned by State Street Global Advisors and ABP, the Dutch pension plan for civil servants. In that capacity, he was responsible for building and managing a portfolio of eight asset management companies based in the U.S., Europe and Asia. While at State Street, he also served as managing director for the firm’s high net worth and fiduciary outsourcing businesses. Mr. Cromarty’s professional career started at The Boston Company, where he worked for over ten years before becoming a founding director of PanAgora Asset Management. Mr. Cromarty serves on the Boards of Directors of Anchor Capital Holdings, LLC, Bingham, Osborn, & Scarborough, LLC, KLS Professional Advisors Group, LLC and Davidson Trust Company, all of which are affiliates of the Company. Mr. Cromarty is a member of the Company’s Senior Policy Group.

James D. Dawson. Mr. Dawson joined the Company in February 2008 as Executive Vice President and CEO-Private Banking Group. Prior to this he served as President and Chief Operating Officer of Boston Private Bank & Trust Company. Mr. Dawson joined Boston Private Bank & Trust Company in July 1996. Prior to joining Boston Private Bank & Trust Company, Mr. Dawson was the Senior Lending Officer and a member of the Senior Management Committee of Andover Bank, a community bank with over $1 billion in assets. Earlier in his career, he spent 16 years with Shawmut Bank where he was a District Vice President. His responsibilities included managing a corporate lending group and supervising several branches in the same region. Mr. Dawson serves on the Board of Directors of Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, Charter Bank, and First Private Bank & Trust. He serves on the Board of Overseers at Children’s Hospital Boston and Board of Trustees at Endicott College. He is Chairman of the Commercial Credit Committee of Massachusetts Bankers Association and is a Board member of the Artery Business Committee. He is also Past President of the New England Chapter of the Risk Management Association (formerly Robert Morris Associates). Mr. Dawson is a member of the Company’s Senior Policy Group.

Martha T. Higgins. Ms. Higgins joined the Company in January 2008 as Executive Vice President, Director—Human Capital Resources. She is responsible for enterprise-wide human capital initiatives and serves as an advisor to senior management and to the Company’s affiliate partners on human capital strategy, workforce planning and overall workforce effectiveness. In addition, she supports the Company’s Board Compensation Committee and is a member of the Company’s Senior Policy Group. Prior to joining the Company, Ms. Higgins was a Senior Consultant at W.T. Haigh & Company, a boutique executive compensation and human resources consulting firm in Cambridge, Massachusetts, which serves as independent advisor to the Company’s Compensation Committee. As one of the firm’s Senior Consultants, Ms. Higgins was responsible for significant client relationships, serving as an advisor to public and private companies and not-for-profit organizations on executive compensation and broader human resources issues. She has over 20 years of experience working in the financial services industry. Ms. Higgins started her career at The Boston Company and also worked for Fidelity Investments as a Senior Compensation Consultant.

David J. Kaye. Mr. Kaye joined the Company in July 2007 as Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America’s asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group’s President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America’s Private Bank. During that time, he designed sales reporting practices that became an institutional cornerstone and provided business and financial advice and counsel to the company’s Regional Presidents. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company’s Senior Policy Group.

For biographical information regarding Walter M. Pressey and Timothy L. Vaill, see “Information Regarding Directors.”

TARP-Related Actions

Effective November 21, 2008, the Company became a participant in the Capital Purchase Program pursuant to the United States Department of the Treasury’s Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). Under EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and expanded and clarified by an Interim Final Rule, effective June 15, 2009 (the “Rule”) promulgated by the United States Department of the Treasury (“Treasury”), the Company is required to comply with certain limitations and restrictions concerning executive compensation through the date that the Company repays all TARP funds to Treasury. These executive compensation restrictions and limitations generally apply to the Company’s “senior executive officers” (“SEOs”) and up to 20 of the Company’s and its subsidiaries’ “most highly paid employees.” For each year in which any TARP funds remain unpaid, the Company’s SEOs are and will be the Company’s “named executive officers” identified in the Company’s annual Proxy Statement (and discussed under “Compensation Discussion and Analysis” in this Proxy Statement) and the 20 “most highly compensated employees” of the Company and its subsidiaries are and will be the employees whose annual compensation is the highest among all of the Company’s and its subsidiaries’ employees, determined in accordance with the provisions of the Rule.

The executive compensation restrictions and requirements applicable to the Company under TARP, and the Company’s actions intended to comply with these restrictions and requirements for the 2009 and 2010 fiscal years, are described below:

Bonus Limitation. Pursuant to ARRA and the Rule, the Company and its subsidiaries may not pay or accrue any bonus, retention award or incentive compensation to any of the top five most highly compensated employees of the Company and its subsidiaries. For the 2009 fiscal year, the Company’s Chief Executive Officer, Mr. Vaill, was subject to this limitation. For the 2010 fiscal year, the Company determined that Mr. Vaill, Mr. Pressey, Mr. Cromarty and Mr. Dawson will be subject to this limitation. The Company has not made or accrued payments in violation of this limitation.

The Rule permits individuals subject to this restriction to receive awards of “long-term restricted stock” that meet certain criteria set forth in the Rule. Pursuant to this exception, the Company granted restricted stock intended to qualify as “long-term restricted stock” under the Rule to Mr. Vaill on August 14, 2009. The Rule also permits the Company to accrue bonuses to subject employees for periods prior to June 14, 2009 (the date prior to the effective date of the Rule), to be paid at such time as the limitation on accrual or payment of bonuses is no longer applicable to such individual. In this regard, the Company accrued a bonus on behalf of Mr. Vaill in the amount of $350,000 for the period between January 1 and June 14, 2009, which shall be paid to Mr. Vaill at such time as the Company is permitted to pay bonuses to Mr. Vaill under the Rule. Additionally, Mr. Vaill entered into a waiver agreement acknowledging this limitation.

Limit on Tax Deduction. The EESA added a new Section 162(m)(5) to the Internal Revenue Code of 1986, as amended, which reduces the tax deduction for compensation paid to SEOs of TARP participant institutions from $1 million to $500,000 per year. The Company also contractually agreed to abide by this provision. For purposes of the $500,000 deduction limit, all executive compensation is subject to the deductibility cap, including performance-based compensation that was previously excluded from the cap under Section 162(m) of the Code. This limitation on deductibility will not affect the SEOs’ receipt of compensation under the existing compensation arrangements, but creates an increase in the Company’s tax liability. Each of the Company’s SEOs has also entered into waiver agreements acknowledging this limitation.

Claw-back Requirement. Under the Rule, the Company is required to “claw-back,” or recover, any bonus or incentive compensation paid to an SEO or any of the next 20 most highly compensated employees of the Company or its subsidiaries that is based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. The SEOs have entered into waiver agreements acknowledging this requirement. In 2009, the Company’s Board of Directors adopted, and the Company’s stockholders approved, the 2009 Stock Option and Incentive Plan, which also provides for the ability to claw-back awards in accordance with this requirement. To date, the Company and its subsidiaries have not identified any bonus payments to subject individuals based on materially inaccurate financial statements or other materially inaccurate performance metric criteria that would be subject to claw-back.

Golden Parachute Restriction. The Rule further prohibits the Company from paying any “golden parachute” to an SEO or any of the next 5 most highly compensated employees of the Company and its subsidiaries, so long as the Company is a TARP recipient. The Rule defines the term “golden parachute” broadly to encompass any severance payments or payments due to a change in control. The Company’s SEOs entered into waiver agreements with the Company acknowledging this restriction. To date, the Company has not paid any golden parachute payment to any individual subject to this restriction.

Prohibition on Gross-up Payment. Under the Rule, the Company and its subsidiaries are prohibited from paying any “gross-up” to its SEOs and any of the next 20 most highly compensated employees of the Company or its subsidiaries. The Rule defines the term “gross-up” broadly to include most reimbursements for taxes owed with respect to any compensation. Again, SEOs have entered into waiver agreements acknowledging this prohibition and the Company has received certifications from all affiliates impacted by the restrictions in 2009, that gross-up payments were not made.

Say on Pay Proposal. ARRA and the Rule require TARP recipients to permit a non-binding advisory stockholder vote to approve the executive compensation disclosed in the TARP recipient’s compensation discussion and analysis, and compensation tables and related materials, commonly referred to as a “say-on-pay” proposal. This advisory “say-on-pay” proposal is included as Proposal 3 to this Proxy Statement. The Company included a “say-on-pay” resolution intended to satisfy this requirement within its Proxy Statement disclosing compensation for the 2008 fiscal year, and Company’s stockholders voted to approve the compensation of SEOs described therein.

Risk Review and Analysis. Pursuant to TARP, the Compensation Committee is required to discuss, evaluate and review with the Company’s Chief Risk Officer, at least semi-annually, (1) the SEO compensation plans to ensure that such plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company, (2) employee compensation plans in light of the risks posed to the Company by such plans and how to limit these risks, and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. SEO Compensation Plans are identified in the “Compensation Discussion and Analysis.” The Compensation Committee must also certify within the Compensation Committee Report included in its annual Proxy Statement and directly to Treasury that it has performed the review described above with the Company’s Chief Risk Officer.

Prior to Treasury’s release of the Rule, in January 2009 the Compensation Committee completed its initial risk review with the Company’s Chief Risk Officer. The Compensation Committee reviewed the incentive compensation plan design features discussed in the “Compensation Discussion and Analysis” as part of this risk assessment. The features that were reviewed include the balance between base compensation, cash-based short term incentives and long-term stock-based incentives, the incentive compensation metrics, the relationship between these performance metrics and the corresponding incentive payouts and the Company’s executive stock ownership guidelines. As part of this review, the Compensation Committee consulted with W.T. Haigh & Company for guidance on the Compensation Committee’s process for determining whether existing and contemplated executive incentive compensation practices encouraged excessive or unnecessary risk. Other key risk parameters in this review included the following:

•	Governance and Process—relating to the Compensation Committee’s approval of all SEO incentive arrangements and the timing and payment of all incentive awards;

•

Performance Measurement and Orientation—relating to the time periods measured and the inclusion of multiple performance measures and triggers to ensure appropriate alignment with the Company’s longer-term strategy;

•

Award Potential and Leverage—relating to the review of payout guidelines, upside potential and payout maximums for out-performance to ensure that payments are reasonable (i.e., within a market standard and not excessive relative to performance expected);

•

Stock Ownership Guidelines—relating to the Company’s requirement that executives have longer-term holding requirements (i.e., that prevent executives from cashing out of equity holdings all at one time)

•	Claw-back Provisions—relating to the Company’s requirement that claw-back provisions exist in both the annual and long-term incentive arrangements in the event of material financial misstatements; and

•	Regulatory—relating to ensuring that all plans comply with governing laws and regulations.

On December 7, 2009 and January 26, 2010, the Compensation Committee met with the Company’s Chief Risk Officer and Director of Human Capital Resources to complete its risk review of employee compensation plans including employee compensation plans of the Company’s subsidiaries. The focus of its review was on incentive compensation plans (as opposed to base salary plans or standard benefit arrangements), as the Company believes that incentive compensation arrangements have the greatest potential to encourage inappropriate risk-taking, and/or encourage the manipulation of earnings to enhance compensation. The Company also believes that its base salary and benefit arrangements are generally reasonable (i.e., not excessive) and appropriate to the covered positions considering the Company’s compensation philosophy and industry and regional differences.

The components of each plan were evaluated using the following risk categories: acceptable to low risk, moderate level of risk, and significant risk/potential for material adverse impact. In summary, the majority of the Company’s incentive compensation plans were rated in the “acceptable to low risk category.” Any “moderate level of risk” concern areas were considered immaterial and the Company believes appropriate mitigants are in place (or will be put in place) to minimize the risk for permitting unnecessary and inappropriate risk-taking or encouraging the manipulation of earnings to enhance compensation.

Such mitigants include the addition of mechanisms to claw-back compensation, enhanced governance processes for compensation reviews and the on-going monitoring of employee compensation (that may trigger automatic individual or plan reviews). In addition, steps have been taken, and there are continuing efforts to implement, additional mitigants, such as expanding discretion over formulaic incentive plans, synchronizing the timing of payment under all employee plans, segregating decision making authority under certain compensation plans, and ensuring adequate internal controls through periodic reviews of all plans.

At the request of the Compensation Committee, the Company’s human resources staff conducted an organization-wide (including all applicable affiliates) inventory of all existing and proposed compensation plans and programs and is compiling other material data with respect to each such compensation plan and program.

The Compensation Committee believes that the balance of base compensation (intended to approximate one-third of total compensation), variable annual incentive bonuses determined based on Company and individual performance (intended to approximate one-third of total compensation) and long-term equity incentive compensation (intended to approximate the final one-third of total compensation) is weighted such that excessive or unnecessary risk taking will not be encouraged by the variable elements of compensation and that the long-term equity components of compensation will encourage the Company’s executives to focus on elements of the Company’s performance that will influence long-term value creation and share price appreciation. The Company’s certification required under TARP is set forth in the “Compensation Committee Report.”

Principal Executive Officer and Principal Financial Officer Certifications. The Principal Executive Officer and Principal Financial Officer Certifications required by EESA and the Rule were filed with the Company’s Annual Report on Form 10-K on March 12, 2010. These certifications have also been provided to Treasury in accordance with the Rule.

Compensation Consultant Disclosure. As noted above, the Compensation Committee consulted with W.T. Haigh & Company for guidance on the Compensation Committee’s process for determining whether existing and contemplated executive incentive compensation practices encouraged excessive or unnecessary risk. Please see “Risk Review and Analysis” above.

Perquisite Disclosure. With respect to each SEO and any employee subject to the limitation on bonus payments discussed above, the Company must annually disclose perquisites with a total value in excess of $25,000, including a description of the amount and nature of the perquisite, the name of the recipient and a justification for offering each perquisite. The Company intends to make this disclosure to Treasury and its primary regulatory agency within the time required under the Rule. Perquisites paid to SEOs are discussed in the footnotes to the Summary Compensation Table on pages 32-33 of this Proxy Statement.

Luxury Expenditure Policy. As a TARP recipient, the Company was required to adopt and maintain an excessive or luxury expenditure policy, provide a copy of this policy to Treasury and the Company’s primary regulatory authority and post the text of this policy on its website. The Company adopted an excessive or luxury expenditure policy on September 11, 2009, provided the policy to all relevant regulators and has made the policy available in the Corporate Governance section of its website at www.bostonprivate.com.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis describes the Company’s executive compensation philosophy, programs and policies and includes analysis of the compensation earned by the Company’s Named Executive Officers (“NEOs”) as detailed in the accompanying executive compensation tables.

Executive Summary

The following provides a summary description of the Company’s executive compensation programs and policies in place for 2009.

TARP-Related Actions (see pages 15-18)

Effective November 21, 2008, the Company became a participant in the Capital Purchase Program pursuant to TARP. For 2009, the Company believes it was in full compliance with all TARP-related compensation limits and restrictions.

Executive Compensation Program Objectives

The primary objectives of the Company’s executive compensation programs are to:

•	Attract, motivate and retain executives over the long-term by providing competitive total compensation opportunities relative to similar companies;

•	Closely tie actual total compensation earned to both financial and strategic performance; and,

•	Align the interests of executives with those of stockholders through a substantial equity compensation component and executive stock ownership guidelines.

Total Compensation Elements and Summary of 2009 Actions

“Total compensation” refers to the following direct compensation elements:

•	Base Salary:

o	This is the “fixed” portion of an executive’s total compensation. Relative salary levels reflect each executive’s role, organization level, tenure, experience and competitive considerations. With the exception of Mr. Dawson, the Company’s NEOs did not receive a salary increase in 2009. Salary actions for 2009 and 2010 are discussed in more detail on page 24.

•	Annual Incentive:

o	Each executive has an annual incentive “target,” stated as a percent of base salary. Annual incentive targets are established based on each executive’s role, organization level, impact on annual performance and competitive considerations. Actual awards may be above or below target based on actual performance versus the achievement of pre-defined annual financial and strategic objectives. In March 2010, the Company’s NEOs were awarded bonuses for the 2009 fiscal year performance in the aggregate of $1,475,000, representing on average 65% of base salaries and 48% of target incentives. However, due to TARP restrictions, the Company may not pay such bonuses to Mr. Vaill, Mr. Pressey, Mr. Dawson or Mr. Cromarty until these executives are no longer subject to TARP bonus payment restrictions. Although the Company’s executives did not earn any bonuses tied to 2009 financial performance as the Company did not meet its financial goals, bonuses were earned based on 2009 performance relating to significant accomplishments against strategic objectives. Additional detail about the 2009 annual incentive awards and performance metrics can be found on pages 25-27.

•	Equity Incentive:

o	This component is used to create longer-term alignment with stockholders and further meet the Company’s objectives of building equity ownership and meaningful value for the Company’s executives. For 2009, the Company granted a combination of time-vested restricted stock (50% of approved equity incentive value) and performance-based restricted shares (“performance shares”) (50% of approved equity incentive value). Equity incentive values were capped at one-third of executives’ compensation for 2009 to comply with potential TARP requirements given that the final interim rulings were not published at the time the awards were approved. The time-vested restricted stock awards vest at the end of three years based on continued employment. The performance shares vest at the end of three years based on performance versus predefined GAAP earnings per share (“EPS”) goals, with the potential for a +/- 20% adjustment based on the Compensation Committee’s consideration of other quantitative and qualitative factors discussed below. Additional details about the 2009 equity awards can be found on pages 27-28.

Continuing with past practice, the Company continues to emphasize performance-based variable pay. For example, annual incentives can range from 0% of target awards up to 200% of target awards tied to performance objectives established each year based on critical business and strategic priorities. In fact, with the exception of Mr. Kaye, who received a bonus based on his original employment offer, the Company’s executives did not receive annual incentives based on the financial performance of the Company in 2008, and, as mentioned above, they earned partial bonuses for 2009 based solely on strategic goal accomplishments. No bonuses were earned based on 2009 financial performance. In addition, premium priced options were used as an equity grant form in 2008 and replaced with performance-based restricted stock in 2009, and it is currently anticipated that performance-based restricted stock will be used as a primary grant form for the Company’s NEOs in 2010.

2009 Special Retention Awards

In August 2009, the Compensation Committee approved cash-based special retention awards for the Company’s executives, excluding Mr. Vaill. The retention awards generally vest ratably over three years and were made in light of the following:

•	A concern that there is executive retention risk in the near-term given decreased cash compensation and depressed equity values related to stock grants made prior to 2009;

•	Limitations on 2009 equity awards made to executives due to TARP restrictions;

•	With the exception of Mr. Dawson, no base salary increases were granted in 2009;

•	No annual incentive awards were paid to executives in 2009 for 2008 performance; and,

•	Extraordinary demands and time commitments from the Company’s executives given business and market challenges.

2009 special retention awards for the Company’s NEOs are as follows:

Name	2009 Retention Bonus
T. Vaill	$0
D. Kaye	$100,000
W. Pressey	$100,000
J. Cromarty	$200,000
J. Dawson	$200,000

The special retention award amounts were determined by the Compensation Committee in consultation with the Company’s independent consultant and considered the Company’s overall budget and the desire to provide meaningful retention awards in a challenging economic and business environment. Retention awards for Mr. Pressey, Mr. Cromarty and Mr. Dawson are subject to and may be reduced and/or not paid to the extent necessary to comply with TARP bonus limitations in 2010.

Executive Stock Ownership Guidelines

The Company implemented stock ownership guidelines in July 2008. The guidelines are expressed as a multiple of the executive’s base salary and are measured periodically. Ownership guideline multiples are four times base salary for the Chief Executive Officer and President and two to three times base salary for other NEO positions. In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

Based on the beneficial ownership calculation as reported in this Proxy Statement, as of December 31, 2009, the Chief Executive Officer owned .76% and other NEOs as a group owned 1.00% of the Common Stock. It is currently anticipated that the Company will be reviewing the internal stock ownership guidelines at its July 2010 Compensation Committee meeting and reviewing executive officer holdings periodically thereafter.

Executive Benefits and Perquisites (see pages 29-30)

•	The NEOs are eligible for Company-sponsored benefit programs available broadly to the Company’s employees.

•

The Chief Executive Officer and all other NEOs are entitled to a flexible benefit amount to be used for financial planning, long-term care and other wellness benefits that enable the executives to better manage and balance their lives given the amount of time spent at work. The flexible amount is a fixed maximum annual benefit ranging from $100,000 for the Chief Executive Officer, $50,000 for the President and $20,000 to $30,000 for other NEOs.

•	In addition, as part of the Chief Executive Officer’s employment agreement, the Company maintains a Supplemental Executive Retirement Plan (“SERP”) for Mr. Vaill.

Executive Change in Control Protection (see pages 30-31 and 36-37)

•

To maintain management continuity in the event of a change in control of the Company, the Company has entered into Change in Control agreements with the Company’s NEOs that provide a severance payment equal to 2.5 to 2.99 times their annual cash compensation as defined in the agreements, pro-rated bonuses for the year in which the Change in Control occurs and accelerated vesting of unvested and outstanding equity awards.

•

All of the Company’s Change in Control arrangements are “double trigger” arrangements (i.e., only paid in the event that there is both a change in control and certain triggering events, for example elimination of the executive’s position, as defined in the agreements) and limit payments so that no payments can be deemed to be “parachute payments” under IRC 4999 and no IRC 280G excise tax gross-ups are provided.

•	Benefits payable under the Change in Control agreements will only be paid to the extent permitted under TARP.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Compensation Committee meets in executive session when discussing Chief Executive Officer performance and specific actions related to Chief Executive Officer compensation. The Compensation Committee approves all compensation actions with respect to the Company’s Chief Executive Officer, and recommends to the Board of Directors that the Board of Directors also approve such compensation actions. The Compensation Committee approves all compensation actions for the Company’s other executive officers after taking into consideration recommendations by the Chief Executive Officer. The Compensation Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers and for the past several years, has retained W. T. Haigh & Company, a compensation consulting firm in Cambridge, Massachusetts, to conduct independent studies and provide objective advice on executive and director compensation. W. T Haigh & Company’s primary role with the Company is as independent adviser to the Compensation Committee on executive compensation matters. From time to time, W.T. Haigh & Company works directly with management with the consent of the Compensation Committee; however, total fees paid for advisory work to management were well under $120,000.

The Company also retains Goodwin Procter LLP for legal and advisory services on executive compensation matters, including the drafting of legal plan documents, and Towers Watson for all actuarial work related to the SERP. The Company may use other firms from time to time in the normal course of business.

Principles for Setting Compensation Levels

The factors considered by the Company in setting executive compensation levels are:

•	Performance (short-term and long-term results against pre-set targets/goals and in relation to results of peer companies).

•	Overall cost (relative to budget and what the Company can afford).

•	Internal relationships/relative value of positions.

•	Market competitiveness (market benchmarking against a diversified financial peer group and the general industry).

•	Regulatory constraints and guidelines (for example, the TARP requirements).

The Company believes that the aggregate total compensation as reported in the Summary Compensation Table for its NEOs is reasonable and fair based on the above factors. Specifically:

•

NEO compensation is tied to, and varies with, the overall performance of the Company. In particular, NEO compensation for the 2009 performance year was negatively impacted by the Company’s financial performance, although compensation increased above 2008 levels due to performance in strategic categories. In addition, the equity grants made in 2009 include a significant performance share component tied to meeting forward-looking three-year financial targets.

•	NEO compensation is within the Company’s established financial plan. Specifically, 2009 NEO compensation is below budget, consistent with the Company’s financial performance.

•

Chief Executive Officer total direct compensation is at a ratio of 1.3 times the average direct compensation for all other NEOs, well within a reasonable ratio when considering relative role and impact.

•

Total direct compensation, on average, for NEOs as a group is competitive based on select benchmarking performed in 2009 for the Chief Executive Officer and Chief Financial Officer positions (as defined below “Total Compensation Market Benchmarking and Peer Group”).

Total Compensation Market Benchmarking and Peer Group

In light of the Company’s business model and evolving strategy, defining a peer group for the market benchmarking of executive compensation continues to be a challenge. In particular, there are few similarly sized publicly traded companies exactly like the Company with private banking and investment and wealth management businesses. As a result, the Company relies on its hiring and retention experience, the advice of

W.T. Haigh & Company and the judgment of its independent Compensation Committee in setting target pay levels for its NEOs. As stated in “Principles for Setting Compensation Levels” above, market competitiveness and related benchmarking is only one of many principles employed by the Company to set pay levels.

The Company’s 2009 peer group consisted of the following companies:

Affiliated Managers Group, Inc.	Pacific Capital Bancorp
Bryn Mawr Bank Corporation	PrivateBancorp, Inc.
City National Bancorp	Signature Bank
CoBiz Financial Inc.	Sterling Financial Corporation
Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc.
Eaton Vance Corp.	SVB Financial Group
GAMCO Investors, Inc.	Waddell & Reed Financial, Inc.
Independent Bank Corp.	Washington Trust Bancorp, Inc.
Harleysville National Corporation	Westwood Holdings Group, Inc.
Janus Capital Group Inc.	Wilmington Trust Corporation
MB Financial, Inc.	Wintrust Financial Corporation
National Penn Bancshares, Inc.

As the Company’s peer group covers a broad size range (revenues ranged from $43M to $915M and market capitalization ranged from $32M to $3,574M), for compensation comparison purposes, the data compiled from the peer group is adjusted for size and validated against broader financial services and general industry data, where available.

The Company relies on W.T. Haigh & Company for the development of competitive market ranges for NEO total compensation. “Competitive market range” is generally defined as the 25th percentile up to the 75th percentile of targeted market reference points. Targeted market reference points primarily include benchmark position compensation data (benchmark position examples: Chief Executive Officer and Chief Financial Officer) compiled from the Company’s peer group proxy filings and possibly other published survey sources. The Company’s independent, outside consultant provides the peer group analysis and independent judgments (such as adjustments for size of company, complexity and type of business and/or role/position comparisons based on their industry experience with like positions) and recommends the targeted competitive market range for each executive position. The Company conducts competitive market reviews approximately every two years with the last review completed in 2009 for select positions (Chief Executive Officer and Chief Financial Officer).

Total Compensation Positioning versus Market

Actual compensation positioning versus the competitive market range will vary year-to-year based on Company and individual performance and overall cost considerations. In years that the Company achieves its performance goals, total direct pay for executives is targeted at the 50th to 75th percentile of the competitive market range as determined by the total compensation market benchmarking and peer group analysis described above. Because of the challenging financial markets and the number of peer companies that had earnings declines over 2008 levels, it is difficult to project the competitive positioning of the Company’s executives versus the marketplace. In fact in 2009, because of the marketplace volatility, compensation actions were primarily driven by internal considerations and the judgments of the Compensation Committee.

Targeted Mix of Compensation

The targeted mix for the Company’s executives is one third base salary and two thirds variable annual and long-term compensation. However, for 2009, variable annual and long-term compensation made up approximately 50% of total compensation for the Company’s NEOs. As discussed in “Executive Summary,” the Company limited long-term equity incentives to approximately one-third of total compensation due to the uncertainty around pending TARP restrictions at the time the grants were made. Further, annual bonuses were lower than targeted levels which weighted compensation more heavily towards base salary in 2009. The following chart illustrates the average mix of compensation for the Company’s NEOs in 2009:

Base Salary (see also “Executive Summary” above)

The Compensation Committee reviews the base salaries of NEOs each year with any salary increases taking effect as of January 1. Salary increases are generally based on the executive’s performance within specific areas of accountability, external market competitiveness and internal budget considerations. With the exception of Mr. Dawson, the Company’s executives did not receive salary increases in 2009. The select salary increase in 2009 for Mr. Dawson recognized an expanded role and increasing scope and accountabilities.

In February 2010, the Company’s Compensation Committee (and in April for the full Board with respect to the Chief Executive Officer) approved base salary actions for the Company’s NEOs to recognize individual contributions and the fact that base salaries had not been adjusted in 2009. With the exception of Mr. Kaye’s salary increase, executive increases were within industry standards for salary increases at less than 3%. Mr. Kaye received a higher increase given his overall performance in 2009 and the criticality of the Chief Financial Officer role with respect to strategic actions taken.

The table below presents salary actions for NEOs in 2009 and 2010:

ANNUALIZED SALARIES AS OF YEAR-END

Executive	2008 Actual	2009 Actual	2010 Projected	2009 % Increase	2010 % Increase
T. Vaill	$650,000	$650,000	$663,000	0.0%	2.0%
D. Kaye	325,000	325,000	375,000	0.0%	15.4%
W. Pressey	475,000	475,000	485,000	0.0%	2.1%
J. Cromarty	390,000	390,000	400,000	0.0%	2.6%
J. Dawson	387,500	437,500	450,000	12.9%	2.9%
Average	445,500	455,500	474,600	2.2%	4.2%

Based on a competitive review of salaries in 2008 (and updated in 2009 for the Chief Executive Officer and Chief Financial Officer based on readily available proxy information), NEO salaries were positioned slightly higher than the mid-range of the market (i.e., +/-10% of the market median salary). As a point of reference, the following provides the market median base salary for each NEO position as defined in the 2008/2009 market competitive benchmark review, the last full review conducted by the Company.

Position	Market Median
Chief Executive Officer:	$600,000
Chief Financial Officer:	$315,000
President:	$390,000
Segment Chief Executive Officers:	$364,000

As mentioned previously, there may be differences between the Company’s executive base salaries and the market competitive reference points from competitive reviews in that the Company considers many factors including the Company’s hiring and retention experience and relative scope and criticality of position in determining final salary levels.

Annual Incentive (see also “Executive Summary” above)

General. As stated above, each executive has an annual incentive “target,” stated as a percent of base salary. Incentive target levels are based on each executive’s role, organization level, impact on annual performance and competitive considerations. Executives can earn from 0% up to 200% of target based on performance against pre-defined metrics. The following table outlines the NEOs’ annual incentive targets for 2009:

TARGET BONUS DETAIL

Executive	Base Salary	Target Bonus % of Base Salary	Target Bonus	Low End (0% of Target)	High End (200% of Target)
T. Vaill (1)	$650,000	150%	$975,000	$0	$1,950,000
D. Kaye	325,000	100%	325,000	0	650,000
W. Pressey	475,000	150%	712,500	0	1,425,000
J. Cromarty	390,000	125%	487,500	0	975,000
J. Dawson	437,500	125%	546,875	0	1,093,750

(1)	Due to TARP related bonus prohibitions, Mr. Vaill was only eligible to earn a bonus for 2009 relating to the period from January 1, 2009 through June 14, 2009.

2009 Goal-Setting Process and Annual Objectives. In 2009, the Company proposed and the Compensation Committee approved a performance-based annual incentive framework which included financial and strategic metrics to ensure appropriate alignment with the Company’s key business priorities in 2009, given an extremely challenging business and market environment. For 2009, the metrics included financial and strategic metrics as follows:

50% of the total incentive is determined based on the achievement of the following financial objectives, using a two-step funding process:

•	Step one—GAAP EPS (applied to the sum of the incentive targets for executives):

o	50% (25% of total incentives) based on 2009 GAAP EPS performance versus budgeted goal; and,

o	50% (25% of total incentives) based on GAAP EPS growth relative to peer companies.

•	Step two—GAAP EPS Performance Multipliers (applied to the earned incentive pool under step one above):

o	+/- 10% based on revenue growth versus operating budget goal; and,

o	+/- 10% based on Return on Invested Capital (ROIC)-Weighted Average Cost of Capital (WACC) improvement versus operating budget goal.

50% of the total incentive is determined based on an assessment by the Compensation Committee of the executive team’s annual progress versus key strategic initiatives in the following categories:

•	Private banking;

•	Capital structure;

•	Enterprise-wide risk management; and

•	Human capital and corporate governance.

The Company and the Compensation Committee selected the EPS goals to ensure appropriate focus on returning the Company to profitability and considered a balance of absolute and relative performance to take difficult market conditions into account. The revenue and ROIC-WACC adjustment factors were selected to continue emphasis on profitable growth.

The Company and the Compensation Committee selected each of the strategic categories to align executive behaviors with the strategic initiatives that were approved by the Board as part of the Company’s 2009 strategic plan. These goals are long-term in nature and were selected to drive long-term profitability and financial strength.

The 2009 annual incentive pool related to GAAP EPS performance and related modifiers was determined by the Compensation Committee to be below target as illustrated below:

Performance Criteria	Goal Weighting	Result as % of target	Weighted Result
Financial (50% total weighting)
GAAP EPS versus approved operating budget	25%	0%	0%
GAAP EPS growth versus peer companies	25%	0%	0%

Performance Multipliers (+/-10% each)
Revenue growth versus operating budget goal	±10%	n/a	n/a
ROIC-WAAC improvement versus operating budget goal	±10%	n/a	n/a

Subtotal Weighted Result	50%	0%	0%

Analysis of Annual Financial Results for Annual Incentive Funding:

•	The Company’s 2009 EPS target/operating budget was $.25/share. The Company experienced a loss of ($.52/share) and therefore no bonus was earned for this component.

•

The Company’s 2009 EPS growth relative to the peer companies was in the top decile. However, due to the sizable loss, despite the relative out-performance, the Compensation Committee did not approve a bonus payout for relative GAAP EPS performance.

•	The performance multipliers for revenue growth and ROIC-WACC improvement versus operating budget goal did not apply as the threshold funding was not met for the financial targets.

Analysis of Strategic Financial Results:

The Company out-performed expectations in the four strategic categories based on a comprehensive year-end review by the Compensation Committee with input from the Board of Directors. This review took into account management’s self-assessment and quantitative and/or qualitative results in each of the four strategic categories mentioned above. The Committee determined funding for the strategic portion of the annual incentive to be above target based on the following key considerations:

•	The strengthening of the Company’s balance sheet and capital structure as reflected in greatly improved capital ratios and liquidity position;

•	Aggressive credit monitoring, loan sales and work-outs, enhanced credit metrics and improvements in the Company’s overall loan portfolio;

•	Progress against many board, leadership and enterprise-wide risk management initiatives aimed at rebuilding the Company’s financial strength and restoring stockholder value; and

•	The successful divestiture of several of the Company’s affiliates in line with the longer-term strategy.

Annual Incentive Awards for 2009 Performance Year

Based on the performance versus the objectives described above, in February 2010 the Compensation Committee approved the following incentive awards for 2009 performance:

ANNUAL INCENTIVE AWARDS FOR 2009 PERFORMANCE

Name	Salary	Target Bonus % Salary	Target Bonus $	Actual Bonus as % of Target	Actual Bonus for 2009
T. Vaill (1)	$650,000	150%	$975,000	36%	$350,000
D. Kaye	$325,000	100%	$325,000	69%	$225,000
W. Pressey (2)	$475,000	150%	$712,500	42%	$300,000
J. Cromarty (2)	$390,000	125%	$487,500	51%	$250,000
J. Dawson (2)	$437,500	125%	$546,875	64%	$350,000

(1)	Mr. Vaill accrued a bonus of $350,000 for the period from January 1, 2009 through June 14, 2009. This bonus will not be paid to Mr. Vaill until such time as Mr. Vaill may receive bonus payments under TARP.
(2)	Mr. Pressey’s, Mr. Cromarty’s and Mr. Dawson’s 2009 bonuses will not be paid until such time as Mr. Pressey, Mr. Cromarty and Mr. Dawson may receive bonus payments in accordance with the applicable provisions of TARP.

Equity-Based Long-Term Incentives

An integral part of the Company’s compensation program is long-term equity-based compensation. In 2009, the equity awards made to the Company’s NEOs consisted of time-vested restricted stock and performance shares (which represented a new grant form in 2009) provided for under the Company’s 2009 Stock Option and Incentive Plan approved by stockholders in April 2009. Performance shares are awards of restricted stock with vesting restrictions tied to the attainment of pre-set performance goals (i.e., performance-vested restricted stock) as opposed to the passage of time (i.e., time-vested restricted stock).

The total long-term incentive award value illustrated below was approved by the Compensation Committee on June 4, 2009. For 2009, approximately 50% of the award was delivered in time vested restricted stock and 50% of the award was delivered in performance shares. As mentioned previously, the 2009 long-term incentive values for each NEO were capped at one-third of their respective annual compensation as determined for that year. The approved values were converted to a fixed number of restricted shares and performance shares using the daily average stock price for the previous 12 months from May 16, 2008 to May 15, 2009 of $6.31 per share (conversion price determined one month prior to the grant date approved by the Compensation Committee of June 15, 2009). This methodology is used to provide an equity award that considers the share price of the Company over the prior 12 months’ performance period, as opposed to a single trading day. Once the number of shares was determined and approved by the Compensation Committee, they were granted at the closing price on June 15, 2009 which was $4.92. As Mr. Vaill’s grant required the approval of the full Board, his award was recommended by the Compensation Committee and approved at the Company’s July 22, 2009 Board meeting and granted on the next regularly scheduled grant date of August 14, 2009 at the closing price of $5.45.

Name	# Restricted Shares (50% total grant)	# Performance Shares (50% total grant)	Actual Fair Value of the Grant Based on Closing Stock Price on Grant Date*
T. Vaill	27,219	27,219	$296,687
D. Kaye	12,872	12,872	$126,660
W. Pressey	18,812	18,812	$185,110
J. Cromarty	15,446	15,446	$151,989
J. Dawson	15,347	15,347	$151,014

*	Values based on the $5.45 August 14, 2009 closing price for Mr. Vaill and the $4.92 June 15, 2009 closing price for all other NEOs. Both prices are below the one-year average stock price of $6.31 used by the Compensation Committee to determine the number of shares granted to each NEO.

The restricted shares vest in full three years from the date of grant.

The performance shares vest in three years from the grant date with 0-150% (or 0-180% with impact of +/- 20% modifier described below) of the shares earned tied to performance versus pre-set performance goal as follows:

1.	Primary Metric: Three-year compounded annual GAAP EPS growth versus internal three year goal; and,

2.	Secondary Metrics: In addition the Compensation Committee may adjust the total shares earned based on the primary GAAP EPS metric by +/- 20% based on the following secondary performance considerations:

•	ROIC minus WAAC

•	Strategic execution

•	Other quantitative and qualitative factors.

It is anticipated that performance shares will be granted each year to the Company’s NEOs with the performance measures and targets for each performance share “tranche” determined in the first quarter of each calendar year and established for a rolling three-year period.

GRANT DATE FAIR VALUE OF AWARDS

	2010 Awards(1)			2009 Awards						2008 Awards
Executive	Grant Date	# Stock Awards	Grant Date Fair Value	Grant Date	# Options(2)	Grant Date Fair Value	# Stock Awards		Grant Date Fair Value(3)	Grant Date	# Options		Grant Date Fair Value(4)	# Stock Awards	Grant Date Fair Value(5)
T. Vaill	—	—	$—	08/14/09	—	$—	54,438	(6)	$296,687	05/15/08	98,490		$125,082	7,010	$64,001
D. Kaye	—	—	—	06/15/09	—	—	25,744	(7)	126,660	5/15-8/15/08	27,740		55,630	13,250	119,865
W. Pressey	—	—	—	06/15/09	—	—	37,624	(8)	185,110	5/15-8/15/08	49,070		82,719	4,070	37,159
J. Cromarty	—	—	—	06/15/09	—	—	30,892	(9)	151,989	5/15-8/15/08	33,530		62,983	2,530	23,099
J. Dawson	—	—	—	06/15/09	—	—	30,694	(10)	151,014	5/15-8/15/08	68,860	(11)	219,527	15,340	140,054

(1)	The 2010 grants have not yet been determined.
(2)	There were no options issued in 2009.
(3)	Based upon the closing prices on June 15, 2009 of $4.92 and August 14, 2009 of $5.45 for all awards.
(4)	Fair value calculated in accordance with ASC Topic 718 (formerly FAS 123(R)) option valuation assumptions.
(5)	Based upon the closing prices on May 15, 2008 of $9.13 and August 15, 2008 of $9.03 for all awards.
(6)	This includes 27,219 performance shares which could, based on performance, result in the grant of up to 48,994 shares (and an increase in the grant date fair value of $118,675).
(7)	This includes 12,872 performance shares which could, based on performance, result in the grant of up to 23,170 shares (and an increase in the grant date fair value of $50,664).
(8)	This includes 18,812 performance shares which could, based on performance, result in the grant of up to 33,862 shares (and an increase in the grant date fair value of $74,044).
(9)	This includes 15,446 performance shares which could, based on performance, result in the grant of up to 27,803 shares (and an increase in the grant date fair value of $60,795).
(10)	This includes 15,347 performance shares which could, based on performance, result in the grant of up to 27,625 shares (and an increase in the grant date fair value of $60,406).
(11)	Mr. Dawson’s 2008 option grants were determined based on the fair value of his grant date, which was based on his hire date and the terms of his employment offer.

Equity Grant Policy

The Company adopted an Equity Grant Policy in January 2007 to ensure that its equity granting practices are maintained in strict compliance with the Company’s equity plans and policies and with all applicable laws, and specifically to prevent the backdating of any equity grant, or the manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. The policy became effective for equity grants made after March 31, 2007. The Company’s policy is that equity grants occur on a pre-established day during each calendar quarter after the Company’s financial results for the prior quarter have been publicly disclosed. Accordingly, the grant date for all equity grants is generally the 15th day of the month (or the last business day before the 15th day of the month) following the quarterly Board meeting. The four scheduled grant dates are established at the beginning of each calendar year. The grant date shall not precede the date the grant was authorized by the Compensation Committee, and the grant date for any new hire shall not precede the employee’s date of hire. In addition, the policy provides that all awards and award terms are approved by the Compensation Committee in advance of the grant date; the Company’s executives do not have the ability to select a grant date; and the option exercise price is the closing price of the underlying stock on the date of grant. On June 4, 2009, the Compensation Committee approved a grant date of June 15, 2009 for equity grants that were made following the approval of the 2009 Stock Option and Incentive Plan by stockholders at the April 22, 2009 annual meeting of stockholders. This June 15th date was one month later than the regularly scheduled grant date of May 15, 2009 to provide sufficient time between the April 22nd annual meeting of stockholders and the grant date to prepare grant recommendations, solicit Compensation Committee approval and prepare the appropriate communications.

Executive Benefits

Certain executive benefits are provided as part of Mr. Vaill’s employment agreement as follows: annual physical examination and any related medical testing, annual tax planning and tax preparation services, periodic estate planning and will preparation services and personal legal services. In addition, the Company provides Company-paid term life insurance with a gross death benefit of no less than $2,000,000 and a bonus, grossed up for applicable taxes, to cover the insurance premium related to a life insurance policy issued by MassMutual and owned by the Vaill Insurance Trust 1995 (Boston Private Bank & Trust Company, trustee). Mr. Vaill is prohibited from receiving gross up payments related to this insurance policy while under TARP. The value of all perquisites, which was $103,636 as detailed in footnote 12 to the Summary Compensation Table on page 32 (excluding the 401(k) match, life insurance premiums, tax gross-ups prior to June 14, 2009, and dividends paid on unvested restricted stock), is capped at $100,000 annually. The slight overage of $3,636 was the result of 2008 legal fees that carried into 2009 associated with Mr. Vaill’s revised employment agreement. The flexible benefit is not used for any type of personal luxury or entertainment expenditures.

Other NEOs are entitled to a flexible benefit amount to be used for financial services, long-term care and other wellness benefits that enable the executive to better manage and balance their personal lives given the amount of time spent at work. The flexible amount is a fixed maximum annual benefit of $50,000 for the President and $20,000 to $30,000 for other NEOs. NEOs are also eligible for an annual physical exam. The full value of all perquisites is reported as income to the individuals and, accordingly, is subject to tax. The flexible benefit is not used for any type of personal luxury or entertainment expenditures.

The Chief Executive Officer and all other NEOs are also eligible for Company-sponsored benefit programs available broadly to Boston Private employees, including healthcare and dental benefits, short-term and long-term disability, life insurance, the Company’s 401(k) Profit Sharing Plan and the Company’s Employee Stock Purchase Plan.

Due to the Company’s participation in TARP, under the ARRA, on September 11, 2009 the Company’s Board of Directors adopted a Company-wide luxury expenditure policy, which is posted on the Company’s website.

Supplemental Executive Retirement Plan

The Company entered into a SERP agreement in May 2001, which was subsequently amended in July 2004, and again in December 2008 as part of Mr. Vaill’s employment agreement. The SERP provides Mr. Vaill with a retirement benefit and in exchange extends Mr. Vaill’s full vesting in the benefit to age 70.

The Company’s decision to provide the SERP was based on Mr. Vaill’s long tenure and significant contributions as Chief Executive Officer and the desire on the part of the Company to keep Mr. Vaill employed as Chief Executive Officer past what is defined as the “normal retirement” age for purposes of the Agreement. The Company believes that the SERP benefit is reasonable in light of these factors. The Company also believes it is providing a competitive benefit based on retirement benefit offerings for Chief Executive Officers at other financial services companies. The SERP is intended to deliver approximately 57% of final average pay before any SERP offsets as defined in the Agreement based on Mr. Vaill’s retirement at age 70 with 19 years of service. As of December 31, 2009, Mr. Vaill had 17 years of credited service. Mr. Vaill is currently eligible for an early retirement benefit equal to 88% of the normal retirement benefit. Mr. Vaill’s SERP benefit will be paid in monthly installments commencing with the calendar month following retirement. The normal annual benefit payable at retirement is equal to the product of: (i) 3.0%, (ii) the number of years of service, and (iii) Mr. Vaill’s final average pay, as defined in the agreement (i.e., base salary and annual cash bonus paid in the three consecutive calendar year periods ending December 31, 2008). The resulting amount is offset by: (a) the annual Social Security Benefit payable at retirement multiplied by years of service divided by 40, (b) the annuitized value of the employer-provided 401(k) balance, and (c) the annual amount payable as a single life annuity payable over the life of Mr. Vaill with a lump-sum actuarial equivalent value of $420,811.10.

Executive Deferred Compensation Plan

The Company offers a deferred compensation plan that enables certain executives to defer a portion of their income. The amounts deferred are excluded from the executive’s taxable income and are not deductible by the Company until paid. The executives select from a limited number of mutual funds and the deferred amounts are increased or decreased to correspond to the changes in market value of these underlying hypothetical mutual fund investments. The increase in value is recognized as compensation expense. The Company maintains a Rabbi Trust with respect to these obligations. NEO contributions to this plan are listed within the Nonqualified Deferred Compensation Table on page 35.

Executive Severance/Change In Control Protection

The Company typically provides change in control protection Agreements for its NEOs (other than Mr. Vaill) after at least one year of service to minimize the potential for any significant client, leadership or management disruptions in the running of the day-to-day operations of the Company during, and up to a reasonable amount of time after, a change in control event. Effective January 28, 2009, the Company entered into new change in control protection agreements with Mr. Dawson and Mr. Kaye in the same form as the change in control protection agreements entered into by the Company’s other NEOs. In December 2008, existing agreements were amended to include the “claw-back” and “golden parachute” restrictions required under TARP as discussed above under “TARP-Related Actions” as well as amendments required to comply with Section 409A of the Code. Additional information regarding the agreements for the Company’s NEOs is provided under “Executive Agreements and Potential Payments Upon Termination or Change In Control.” The change in control protection agreements with Mr. Dawson and Mr. Kaye effective January 28, 2009 also contain these TARP-related provisions. Further, in 2009 each NEO entered into a waiver agreement acknowledging all applicable TARP executive compensation restrictions and limitations.

On December 18, 2008, the Company entered into an amended and restated employment agreement with Mr. Vaill. Under the employment agreement, Mr. Vaill agreed to serve as the Company’s Chairman and Chief Executive Officer until the earlier of December 31, 2010 or 90 days after the Board of Directors has designated a successor to Mr. Vaill (but in no event prior to December 31, 2009). The employment agreement strictly limits the circumstances under which Mr. Vaill may receive severance payments upon termination of employment, and Mr. Vaill will be restricted from receiving severance payments under TARP. The Employment Agreement also includes the “claw-back” and “golden parachute” restrictions required under TARP discussed above under “TARP-Related Actions” as well as amendments required to comply with Section 409A of the Code. In 2009 Mr. Vaill also entered into a waiver agreement acknowledging all applicable TARP executive compensation restrictions and limitations. Additional information regarding the Employment Agreement is provided under “Executive Agreements and Potential Payments Upon Termination or Change in Control—Chief Executive Officer Employment Agreement.”

Tax, Regulatory and Accounting Implications

The Company believes it is in compliance with respect to all tax, regulatory and accounting standards. Furthermore, the Compensation Committee will continue to review each element of compensation and take the appropriate steps to ensure tax deductibility to the extent permitted under applicable law (including TARP) and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives. As noted above, under TARP, the Company is prohibited from deducting compensation to NEOs to the extent compensation exceeds $500,000 while the Treasury holds an interest in the Company, even if such compensation would qualify as “performance based” for purposes of Section 162(m) of the Code. Therefore, a portion of base salary, annual incentive bonus and long-term equity incentive paid or awarded to its NEOs in 2009 or other year in which the Treasury holds an interest in the Company may not be deductible. For 2009 the lost tax deduction for the Company’s NEO compensation was approximately $3.5 million. However, the Company may pay compensation to its NEOs even if the payment is not tax deductible. As discussed in the Management Discussion & Analysis section of the Company’s Annual Report on Form 10-K for the period ending December 31, 2009 and throughout this Compensation Discussion and Analysis, the Company is participating in the TARP. Because of its participation in this program, the Company is subject to the executive compensation and corporate governance rules under TARP and may be subject to modified or expanded rules pursuant to the ARRA, in each case, as discussed under the heading “TARP-Related Actions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Compensation Committee certifies that:

1.	It has reviewed with the Company’s senior risk officer the senior executive officer (SEO) compensation plans and, as disclosed in “TARP-Related Actions—Risk Review and Analysis,” has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company.

2.	It has reviewed with the Company’s senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

3.	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Submitted by The Compensation Committee:

Lynn Thompson Hoffman, Chair

Eugene S. Colangelo, Vice Chair

Deborah F. Kuenstner

Stephen M. Waters

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should be not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following tables and footnote disclosures set forth information concerning the compensation paid to or earned by the Company’s NEOs, including the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company, who served in such capacities during 2009.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)		(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards Grant Date Fair Value ($)(3)		Option Awards Grant Date Fair Value ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and NQ Deferred Compensation Earnings ($)		All Other Compensation ($)(17)		Total ($)
Timothy L. Vaill,	2009	$650,000	0	$296,687	(6)	$0	$350,000	$617,005	(11)	$195,594	(12)	$2,109,286
Chairman and Chief Executive Officer	2008	$650,000	$0	$64,001		$125,082	$0	$886,347		$120,875	(12)	$1,846,305
	2007	$620,000	$0	$373,000		$510,000	$200,000	$275,619		$104,391	(12)	$2,083,010

David J. Kaye,	2009	$325,000	$100,000	$126,660	(7)	$0	$225,000	$0		$8,295	(13)	$784,955
Executive Vice President and Chief Financial Officer	2008	$325,000	$300,000	$119,865		$55,630	$0	$0		$7,922	(13)	$808,417
	2007	$120,000	$140,000	$100,009		n/a	$0	$0		$127,095	(13)	$487,104

Walter M. Pressey,	2009	$475,000	$100,000	$185,110	(8)	$0	$300,000	$0		$24,909	(14)	$1,085,019
Vice Chairman and President	2008	$475,000	$0	$37,159		$82,719	$0	$0		$17,629	(14)	$612,507
	2007	$450,000	$63,125	$226,784		$310,080	$286,875	$0		$23,234	(14)	$1,360,098

J.H. Cromarty,	2009	$390,000	$200,000	$151,989	(9)	$0	$250,000	$0		$19,727	(15)	$1,011,716
Chief Executive Officer-Investment Management and Wealth Advisory Groups	2008	$390,000	$0	$23,099		$62,983	$0	$0		$19,339	(15)	$495,421
	2007	$350,000	$146,500	$134,280		$183,600	$178,500	$0		$18,349	(15)	$1,011,229

James D. Dawson, (1)	2009	$412,885	$200,000	$151,014	(10)	$0	$350,000	$0		$21,267	(16)	$1,135,166
Chief Executive Officer-Private Banking Group	2008	$387,500	$0	$140,054		$219,527	$0	$0		$8,478	(16)	$755,559

(1)	Mr. Dawson transferred from his position at Boston Private Bank & Trust Company to his position with the Company in February 2008.
(2)	In 2007, Mr. Pressey received a discretionary bonus related to his interim role as CFO. In 2007, Mr. Cromarty received a discretionary bonus related to increased responsibility with affiliate partner and holding company initiatives. Mr. Kaye received a bonus in August of 2009 with respect to 2008 and a pro-rata bonus in 2008 with respect to 2007 as part of his employment agreement. Also, in 2009, Messrs. Kaye, Pressey, Cromarty, and Dawson received retention bonuses of $100,000, $100,000, $200,000 and $200,000 respectively, all vesting over a three-year period, except Mr. Pressey, which vests in one year.
(3)	The amounts in column (e) reflect the grant date fair value of the equity awards in accordance with ASC Topic 718 (formerly FAS 123(R)) pursuant to the 2009 Stock Option and Incentive Plan.
(4)	The amounts in column (f) reflect the grant date fair value of the equity awards in accordance with ASC Topic 718 (formerly FAS 123(R)) pursuant to the 2009 Stock Option and Incentive Plan.
(5)	The amounts in column (g) reflect the annual incentive awards to the named individuals under the 2009 Annual Executive Incentive Plan. Pursuant to TARP compensation restrictions, these amounts for 2009 shall not be paid to Mr. Vaill, Mr. Pressey, Mr. Cromarty or Mr. Dawson until payment is permissible under TARP.
(6)	This includes 27,219 performance shares which could, based on performance, result in the grant of up to 48,994 shares (and an increase in the grant date fair value of $118,675).
(7)	This includes 12,872 performance shares which could, based on performance, result in the grant of up to 23,170 shares (and an increase in the grant date fair value of $50,664).
(8)	This includes 18,812 performance shares which could, based on performance, result in the grant of up to 33,862 shares (and an increase in the grant date fair value of $74,044).
(9)	This includes 15,446 performance shares which could, based on performance, result in the grant of up to 27,803 shares (and an increase in the grant date fair value of $60,795).
(10)	This includes 15,347 performance shares which could, based on performance, result in the grant of up to 27,625 shares (and an increase in the grant date fair value of $60,406).
(11)	The amounts in column (h) reflect the actuarial increase in the present value of Mr. Vaill’s SERP as described in more detail under “Pension Benefits.” The significant increase in the actuarial present value of Mr. Vaill’s SERP is attributable to the short time period over which the Company is accruing this benefit given that the benefit was put in place relatively late in Mr. Vaill’s career with the Company. Furthermore, the 2009 present value of benefits reflects an additional year of service.

(12)	Matching contribution to Mr. Vaill’s 401(k) for plan year 2007—$6,750, 2008—$6,900, 2009—$7,350; life insurance premiums for 2007—$26,376, 2008—$26,376, 2009—$26,376; tax and financial planning services for 2007- $24,085, 2008—$20,128, 2009—$37,840; legal services for 2007—$7,335, 2008—$32,640, 2009—$65,796; tax gross-ups relating to select perquisites and benefits for 2007—$22,250, 2008—$23,010, 2009—$56,640; dividends paid on unvested stock grants for 2007—$17,325, 2008—$11,821, 2009—$1,592.
(13)	Matching contribution to Mr. Kaye’s 401(k) for plan year 2007—$1,740, 2008—$6,900, 2009—$7,350; dividends paid on unvested stock grants in 2007—$355, 2008—$1,022 and 2009—$945. Sign-on bonus for 2007—$125,000.
(14)	Matching contribution to Mr. Pressey’s 401(k) for plan year 2007—$6,750, 2008—$6,900, 2009—$7,350; tax and financial planning services for 2007—$3,323, 2008—$4,948, 2009—$6,962; tax gross-ups relating to specified perquisites for 2007— $2,719, 2008—$1,373, 2009—$2,670; legal services for 2007—$407, 2009—$6,444; medical services for 2009—$550; dividends paid on unvested stock grants in 2007—$9,972, 2008—$4,408, 2009—$933.
(15)	Matching contribution to Mr. Cromarty’s 401(k) for plan year 2007—$6,750, 2008—$6,900, 2009—$7,350; tax and financial planning services for 2007—$1,750, 2008—$5,438, 2009—$9,097; tax gross-ups relating to specified perquisites in 2007—$1,254, 2008—$1,811, 2009—$2,350; dividends paid on unvested stock grants for 2007—$8,595, 2008—$5,191, 2009—$930.
(16)	Matching contribution to Mr. Dawson’s 401(k) for plan year 2008—$6,900; dividends paid on unvested stock grants for 2008—$1,578, 2009—$1,051; executive medical services in 2009—$13,080; tax gross-ups relating to specific perquisites and benefits for 2009—$7,138.
(17)	Tax gross-ups only apply to expenses paid prior to June 15, 2009, the date TARP limitations took effect.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units #(3)	All Other Option Awards Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Timothy L. Vaill	08/14/09								$—	$—
	2009	487,500	975,000	1,950,000	13,610	27,219	48,994	27,219

David J. Kaye	06/15/09								—	—
	2009	162,500	325,000	650,000	6,436	12,872	23,170	12,872

Walter M. Pressey	06/15/09								—	—
	2009	356,250	712,500	1,425,000	9,406	18,812	33,862	18,812

J.H. Cromarty	06/15/09								—	—
	2009	243,750	487,500	975,000	7,723	15,446	27,803	15,446

James D. Dawson	06/15/09								—	—
	2009	273,438	546,875	1,093,750	7,674	15,347	27,625	15,347

(1)	The amounts shown in column (c) reflect the minimum threshold payment levels which are 50% of the target amount shown in column (d). The amount shown in column (e) is 200% of the target amount shown in column (d), as awarded under the Boston Private Financial Holdings, Inc. Executive Bonus Plan. See page 26 of “Compensation Discussion and Analysis.”
(2)	The number of shares shown in column (f) reflect the minimum threshold number of shares which are 50% of the target amount shown in column (g); the number of shares shown in column (h) is 180% of the target amount shown in column (g) as awarded under the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan. See page 27 of “Compensation Discussion and Analysis.”
(3)	The number of shares in column (i) reflects the number of shares of time restricted stock granted to each executive. These shares will vest in full three years from the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)		(I)	(j)
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy L. Vaill								54,438	$314,108	(7),(13)
	32,830		65,660	(2)	—	$20.37	05/15/18	7,010	$40,448	(9)	—	$—
	45,000		—		—	27.06	02/11/15	12,500	72,125	(11)	—	—
	45,000		—		—	27.16	02/27/14	—	—		—	—
	35,700		—		—	16.72	02/14/13	—	—		—	—
	46,000		—		—	22.26	01/17/12	—	—		—	—
	60,000		—		—	18.72	01/18/11	—	—		—	—
	11,450		—		—	8.56	01/20/10	—	—		—	—

David J. Kaye								25,744	148,542	(6),(14)
	2,500		5,000	(2)	—	9.03	08/15/18	11,080	63,932	(8)	—	—
	6,746		13,494	(3)	—	20.37	05/15/18	2,170	12,521	(9)	—	—
	—		—		—			3,942	22,745	(10)	—	—

Walter M. Pressey								37,624	217,090	(6),(15)
	2,500		5,000	(2)	—	9.03	08/15/18	4,070	23,484	(9)	—	—
	13,856		27,714	(3)	—	20.37	05/15/18	7,600	43,582	(11)	—	—
	20,266		10,134	(4)	—	29.84	02/15/17	—	—		—	—
	36,000	(5)	—		—	29.74	02/17/16	—	—		—	—
	25,000		—		—	27.06	02/11/15	—	—		—	—
	13,334		—		—	27.16	02/27/14	—	—		—	—
	6,000		—			16.72	02/14/13	—	—		—	—

J.H. Cromarty								30,892	178,246	(6),(16)
	2,500		5,000	(2)	—	9.03	08/15/18	2,530	14,598	(9)	—	—
	8,676		17,354	(3)	—	20.37	05/15/18	4,500	25,965	(11)	—	—
	12,000		6,000	(4)	—	29.84	02/15/17	4,000	23,080	(12)	—	—
	16,000	(5)	—		—	29.74	02/17/16	—	—		—	—
	12,000		—		—	27.06	02/11/15	—	—		—	—

James D. Dawson								30,694	177,104	(6),(17)
	2,500		5,000	(2)	—	9.03	08/15/18	15,340	88,512	(9)	—	—
	20,453		40,907	(3)	—	9.13	05/15/18	—	—		—	—

(1)	All securities issued under either Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan, Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan or Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan.
(2)	This award vests in three equal annual installments beginning on August 15, 2009.
(3)	This award vests in three equal annual installments beginning on May 15, 2009.
(4)	This award vests in three equal annual installments beginning on February 15, 2008.
(5)	This award vests in three equal annual installments beginning on February 17, 2007.
(6)	This award vests on June 15, 2012.
(7)	This award vests on August 14, 2012.
(8)	This award vests on August 15, 2011.
(9)	This award vests on May 15, 2011.
(10)	This award vests on August 15, 2010.
(11)	This award vests on February 15, 2010.
(12)	This award vests on August 16, 2011.
(13)	This includes 27,219 performance shares which could, based on performance, result in the grant of up to 48,994 shares (and an increase in the grant date fair value of $118,675).
(14)	This includes 12,872 performance shares which could, based on performance, result in the grant of up to 23,170 shares (and an increase in the grant date fair value of $50,664).

(15)	This includes 18,812 performance shares which could, based on performance, result in the grant of up to 33,862 shares (and an increase in the grant date fair value of $74,044).
(16)	This includes 15,446 performance shares which could, based on performance, result in the grant of up to 27,803 shares (and an increase in the grant date fair value of $60,795).
(17)	This includes 15,347 performance shares which could, based on performance, result in the grant of up to 27,625 shares (and an increase in the grant date fair value of $60,406).

OPTION EXERCISES AND STOCK VESTED

(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise #(1)	Value Realized on Exercise $	Number of Shares Acquired on Vesting #(1)	Value Realized on Vesting $
Timothy L. Vaill	—	$—	17,476	$60,581
David J. Kaye	—	—	—	—
Walter M. Pressey	—	—	9,000	29,610
J.H. Cromarty	—	—	10,000	49,500
James D. Dawson	—	—	—	—

(1)	All securities issued under either the Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan, the Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan, or the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit $(1)	Payments During Last Fiscal Year $
Timothy L. Vaill	Boston Private Financial Holdings, Inc. Supplemental Executive Retirement Agreement	17	$6,054,140	$—

(1)	The annual benefit payable at retirement is equal to the product of: (i) 3.0%, (ii) the number of years of service, and (iii) Mr. Vaill’s final average pay, as defined in the agreement. The resulting amount is offset by: (a) the annual Social Security Benefit payable at retirement multiplied by years of service divided by 40, (b) the annuitized value of the employer-provided 401(k) balance, and (c) the annual amount payable as a single life annuity payable over the life of Mr. Vaill with a lump sum actual equivalent value of $420,881. As of December 31, 2009 Mr. Vaill was eligible for early retirement benefits equal to 88% of the full retirement benefit under the SERP Agreement. At age 69, Mr. Vaill will be eligible for early retirement benefits equal to 94% of the full retirement benefit, and Mr. Vaill will be eligible for the full retirement benefit under the SERP at age 70.

NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY $	Registrant Contributions In Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $(1)
Walter M. Pressey	$—	$—	$221,989	$—	$1,162,396
J.H. Cromarty	—	—	17,218	(60,108)	108,850
James D. Dawson	—	—	161,032	—	811,103

(1)	Deferred compensation accounts are invested in mutual funds managed by third party administrators.

Executive Agreements and Potential Payments Upon Termination or Change In Control

Chief Executive Officer Employment Agreement

The Company entered into an Amended and Restated Executive Employment Agreement effective December 31, 2008 to extend, amend and restate the terms of Mr. Vaill’s then existing employment agreement. The Employment Agreement provides for a term that shall expire the earlier of (x) December 31, 2010 and (y) 90 days after the Board of Directors has designated a successor Chief Executive Officer.

If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) arising out of a change in control (as defined in the Employment Agreement), Mr. Vaill will be entitled to receive, among other things, an amount equal to 2.99 times his current base salary plus the average of his three most recent bonus payments in the years prior to termination and a pro-rata bonus for the year in which the termination occurs. The Company will not be required to make any payment in the event of Mr. Vaill’s termination to the extent such payment would constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. The Employment Agreement also contains the “golden parachute” and “claw-back” provisions discussed above under the heading “TARP-Related Actions.” Mr. Vaill entered into a waiver agreement acknowledging all relevant TARP executive compensation restrictions and limitations. While the Treasury holds an interest in the Company, and while Mr. Vaill is subject to TARP’s “golden parachute” restrictions, the Company will generally be prohibited from making any severance payments, or any payments in connection with a change in control of the Company, to Mr. Vaill.

The Employment Agreement also provides (i) that upon any termination of Mr. Vaill’s employment, he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination, and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also subject to a non-solicitation as part of his employment agreement. Subject to compliance with TARP, Mr. Vaill is also eligible to receive stock options and stock grants under the 2009 Stock Option and Incentive Plan and certain incentive payments under the 2009 Annual Executive Incentive Plan.

In addition, the Company has entered into a SERP with Mr. Vaill, which provides for payments to Mr. Vaill upon his retirement or termination of employment with the Company, other than for cause, as described above.

Change In Control Protection Agreements

The Company entered into change in control protection agreements with its NEOs effective the date of their respective agreements. The agreements provide for certain payments and other benefits upon the occurrence of a change in control as defined in the agreements, and including, but not limited to, the consolidation or merger of the Company or a change in the beneficial ownership of the Company as defined in the Agreements at any time during a two-year period after a change in control. The key provisions of the change in control protection agreements for the Company’s NEOs are as follows:

•	Lump-sum cash severance payment equal to 2.5 - 2.99 times annual compensation (sum of base salary and average bonus payments for the three most recent taxable years preceding termination).

•	Pro-rata bonus (for fiscal year in which termination occurs).

•	Accelerated vesting of outstanding, unvested stock option and stock awards.

Notwithstanding the foregoing, the Company will not be required to make any payment under the agreements to the extent such payment would constitute a parachute payment. The change in control protection agreements were amended in December 2008 to add, and those entered into subsequent to that date included, the “golden parachute” and “claw-back” provisions previously discussed. Each NEO also entered into a waiver agreement acknowledging all relevant TARP executive compensation restrictions and limitations. Therefore, while the Treasury holds an interest in the Company, its NEOs’ severance will be restricted, regardless of whether a change in control has occurred.

The following table provides quantification of the above benefits, including benefits for Mr. Vaill as part of his employment agreement, assuming termination as of December 31, 2009 (and assuming all change in control protection agreements were in place as of that date.) Estimated stock and option values calculated assuming the closing price of the Company’s stock on December 31, 2009 of $5.77.

Executive Benefit and Payments Upon Change In Control Termination

The following analysis assumes that the TARP restrictions on severance and bonuses do not apply. Until such time as Treasury is fully repaid, these amounts would all be $0.

EXECUTIVE BENEFIT AND PAYMENTS UPON CHANGE IN CONTROL TERMINATION

Executive Benefit and Payments Upon Change In Control Termination(1)	Timothy L. Vaill(2)	David J. Kaye	Walter M. Pressey	J.H. Cromarty	James D. Dawson(3)
Multiple of compensation	2.99	2.50	2.99	2.99	2.99
Lump-sum cash severance	$2,491,667	$1,366,667	$2,068,083	$1,739,183	$2,085,525
Pro-rated bonus for fiscal year of termination	$0	$0	$0	$0	$0
Accelerated vesting of outstanding options and nonvested stock grants.	$451,000	$226,569	$179,013	$275,633	$297,791
Fringe benefits (maximum annual cap)	$100,000	$0	$0	$0	$0
SERP	$886,673	$0	$0	$0	$0

Total	$3,929,340	$1,593,236	$2,247,096	$2,014,816	$2,383,316

(1)	In addition to the above amounts, executives are eligible for benefits continuation for up to three years following termination, or until eligible for equivalent coverage under another group benefit plan (estimated annual benefit of less than $100,000).
(2)	Under Mr. Vaill’s employment agreement, the following apply: Death—in the event of death during the term, employment shall automatically terminate. Executive’s beneficiary will receive a lump-sum payment equal to 12 months of base salary and a pro-rata bonus for year in which he died. Disability—In the event of separation from service during the term for reason of disability, the company shall pay base salary until the later of the end of the term or the commencement of Long Term Disability policy of the company and a pro-rata bonus for year which he was disabled.
(3)	Mr. Dawson’s lump-sum cash severance calculation includes bonuses paid by Boston Private Bank & Trust Company in the amount of $430,000 for 2007.

Mr. Vaill is eligible for full vesting upon a change in control for the SERP. He is also eligible for the continuation of his perquisites and other employee benefits under any of the Company’s plans upon the same terms as in effect on the date of termination for a period up to three years following such termination or until such earlier time as the Executive becomes eligible for equivalent coverage(s) under another group benefit plan.

All payments calculated in respect to the Company’s change in control protection agreements shall be reduced to the extent needed to ensure tax deductibility by the Company thereby bringing them within the limitations of Section 280G of the Code. Notwithstanding the terms of Mr. Vaill’s Employment Agreement and the change in control protection agreements, while the Treasury holds an interest in the Company, severance payments will in all cases be restricted, regardless of whether a change in control has occurred.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Colangelo and Waters, Ms. Kuenstner and Mrs. Hoffman served as members of the Compensation Committee during the fiscal year ended December 31, 2009. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.

Compensation of Directors

Directors of the Company who are not full-time employees of the Company or any of its subsidiaries receive compensation under a compensation program which became effective May 1, 2009. The annual retainer fee for Directors of the Company who are not full-time employees of the Company is $45,000; the Lead Director’s retainer is $65,000. The annual retainer fees are payable 100% in cash. In addition, non-employee Directors who serve as committee members receive an additional annual retainer fee, payable in cash, of $15,000 for Audit, Compensation and the Risk Management Committees and $9,000 for all other committees. Chair of committees receive a higher annual retainer fee than committee members, payable in cash, of $18,000 for Audit, Compensation and Risk Management committees and $12,000 for all other committees to reflect the increased role and time commitment required as Chairperson. In addition to the foregoing, any non-employee Director serving simultaneously as a member of the Board of Directors of the Company and the board of directors of a subsidiary may receive retainer fees for each board on which he or she serves. Directors of the Company also receive $45,000 in shares of common stock which, effective May 2009, are now purchased by the Company at fair market value on each of the Company’s quarterly grant dates and deposited in each Director’s brokerage account. In addition to retainers, the Company implemented a special meeting fee for extraordinary service demands if in any given year the number of regularly scheduled board and/or committee meetings (either in person or telephonically) exceed a pre-determined number as established by the Board each year. This fee was equal to $1,500 per meeting for each meeting in excess of the pre-determined schedule and was discontinued effective May 1, 2009. The Company believes that director stock ownership is important and implemented a minimum stock ownership guideline threshold for outside directors equal to five times the annual cash retainer of $45,000, or $225,000 in value. In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Board of Directors
Herbert S. Alexander, CPA(1)	2009	$84,000	$27,745	$—	$—	$—	$—	$111,745
Eugene S. Colangelo(2)	2009	82,500	27,745	—	—	—	—	110,245
Kathleen M. Graveline(3)	2009	88,500	27,745	—	—	—	—	116,245
Adolfo Henriques(4)	2009	88,500	27,745	—	—	—	—	116,245
Lynn Thompson Hoffman(5)	2009	108,500	27,745	—	—	—	—	136,245
Deborah F. Keunster	2009	106,500	27,745	—	—	—	—	134,245
Richard I. Morris, Jr.(6)	2009	45,000	5,245	—	—	—	—	50,245
John Morton III	2009	87,000	27,745	—	—	—	—	114,745
William J. Shea(7)	2009	78,000	27,745	—	—	—	—	105,745
Dr. Allen L. Sinai	2009	87,000	27,745	—	—	—	—	114,745
Stephen M. Waters	2009	90,000	27,745	—	—	—	—	117,745

(1)	Mr. Alexander received an additional $69,970 for his service on the boards of Charter Bank and Boston Private Bank & Trust Company during 2009.
(2)	Mr. Colangelo received an additional $43,471 for his service on the board of Boston Private Bank & Trust Company during 2009.
(3)	Ms. Graveline received an additional $46,997 for her service on the board of Boston Private Bank & Trust Company during 2009.
(4)	Mr. Henriques received an additional $35,000 for his service on the board of Gibraltar Private Bank & Trust Company, an affiliate company of the Company through September 17, 2009.
(5)	Mrs. Hoffman received an additional $21,500 for her service on the board of Borel Private Bank & Trust Company during 2009.
(6)	Mr. Morris retired in April 2009.
(7)	Mr. Shea received an additional $21,000 for his service on the board of First Private Bank & Trust during 2009.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2009. The Audit Committee acts under a written charter which specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. Each member of the Audit Committee is listed below and is independent within the definition of the NASDAQ Rules.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accounting firm is responsible for auditing those financial statements, and not the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s December 31, 2009 audited financial statements with management and with KPMG, the Company’s independent registered public accounting firm (“KPMG”). The Audit Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from the Company. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Adolfo Henriques, Chair

Herbert S. Alexander, Vice Chair

John Morton, III

Allen L. Sinai

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2009 and 2008, and fees billed for other services rendered by KPMG.

	2009	2008*
Audit Fees (1)	$1,650,000	$1,885,000
Audit related fees (2)	461,350	433,108

Audit and audit related fees	$2,111,350	$2,318,108
Tax fees	7,800	—
All other fees	31,000	31,000

Total fees	$2,150,150	$2,349,108

*	Total fees for 2008 previously reported in the 2009 Proxy were $2.8 million, which included approximately $400 thousand of audit related fees for 2008 billed in 2009. Current presentation for 2008 includes amounts billed in 2008.
(1)	Audit fees for 2009 and 2008 include fees billed for each of the last two fiscal years for the annual audits, quarterly reviews, and comfort letter procedures.
(2)	Audit related fees for 2009 and 2008 primarily include fees billed in each of the last two fiscal years for consents issued and consultations related to various transactions and other matters.
(3)	All other fees for 2009 and 2008 include fees billed in each of the last two fiscal years for the audit of the employee benefit plans.

KPMG audited the Company’s financial statements for the year ended December 31, 2009. KPMG has been the Company’s independent registered public accounting firm for more than five years. The Company expects representatives of KPMG to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee conducts an annual review of the external auditor, and based on this review will be selecting the Company’s auditor in April 2010.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by KPMG; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the “de minimus” provision in 2009. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of March 15, 2010, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) the beneficial ownership interest in the Common Stock of each Director of the Company, and each of the named executive officers of the Company, and (iii) the beneficial ownership interest of all Directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	6,989,744	(2)	10.18
Carlyle Financial Services, Ltd, 1001 Pennsylvania Avenue NW, Washington, D.C. 20004	6,346,572	(3)	9.24
Dimensional Fund Advisors LP, 1299 Ocean Avenue, Santa Monica, CA 90401	4,113,986	(4)	5.99

Ownership by Directors and Named Executive Officers *(5)(6)
Herbert S. Alexander (7)	128,192		**
Eugene S. Colangelo (8)	172,859		**
J. H. Cromarty (9)	160,689		**
James D. Dawson (10)	218,359		**
Kathleen M. Graveline (11)	131,023		**
Adolfo Henriques (12)	32,021		**
Lynn Thompson Hoffman (13)	116,696		**
David J. Kaye (14)	57,981		**
Deborah F. Kuenstner (15)	77.263		**
John Morton III (16)	75,217		**
Walter M. Pressey (17)	249,772		**
William J. Shea (18)	120,610		**
Allen L. Sinai (19)	63,157		**
Timothy L. Vaill (20)	522,791		**
Stephen M. Waters (21)	33,610		**

All Directors and Executive Officers as a Group (18 persons) (22)	2,172,761		3.14

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
**	Represents less than 1%.
(1)	Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.
(2)	Based on a report filed with the SEC as of March 9, 2010, and reflecting a February 26, 2010 position. These securities are owned by various individual and institutional investors and are held by BlackRock, Inc. in trust accounts for the economic benefit of the beneficiaries of those accounts. For purposes of reporting requirements of the 1934 Act, BlackRock, Inc. is deemed to be the beneficial owner of such securities, however, BlackRock, Inc. disclaims that it is, in fact, the beneficial owner of such securities.
(3)	Based on a report filed with the SEC on February 8, 2010, and reflecting a December 31, 2009 position. DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole stockholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services L.P., which is the general partner of BP Holdco, L.P. Accordingly, each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd. and TCG Financial Services L.P. may be deemed to be a beneficial owner of shares of Common Stock owned by BP Holdco, L.P.
(4)

Based on a report filed with the SEC as of February 10, 2010 and reflecting a December 31, 2009 position. Dimensional Fund Advisors LP (“Dimensional”), an investment adviser registered under Section 203 of the

Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser and/or manager, neither Dimensional or its subsidiaries possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities; Dimensional disclaims beneficial ownership of such securities.

(5)	The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of March 15, 2010, pursuant to stock options.
(6)	Percentages held by executive officers and Directors individually and as a group are calculated on the basis of 69,239,121 shares of Common Stock outstanding as of March 15, 2010.
(7)	Includes 51,626 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Alexander pursuant to the Directors’ Stock Option Plan (the “Directors’ Plan”) and the Company’s 2004 Stock Option and Incentive Plan (the “2004 Plan”).
(8)	Includes 16,736 shares owned by two of Mr. Colangelo’s children. Mr. Colangelo disclaims any beneficial ownership of such shares. This amount also includes 6,766 shares owned by Mr. Colangelo’s wife and 45,626 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Colangelo pursuant to the Directors’ Plan) and the 2004 Plan.
(9)	Includes 57,176 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Cromarty pursuant to the 2004 Plan.
(10)	Includes 2,300 shares held in estate for which Mr. Dawson is the executor and 102,453 shares subject to options where were exercisable within 60 days of March 15, 2010 and granted to Mr. Dawson pursuant to the pursuant to the Company’s 1997 Long-Term Incentive Plan (“the Long Term Incentive Plan”), and the 2004 Plan.
(11)	Includes 46,626 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Ms. Graveline pursuant to the Directors’ Plan and the 2004 Plan.
(12)	Includes 30,265 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Henriques pursuant to the 2004 Plan.
(13)	Includes 23,000 shares owned by Mrs. Hoffman’s husband. Also includes 33,924 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mrs. Hoffman pursuant to the Directors’ Plan and the 2004 Plan.
(14)	Includes 9,246 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Kaye pursuant to the 2004 Plan.
(15)	Includes 13,033 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Ms. Kuenstner pursuant to the 2004 Plan.
(16)	Includes 7,410 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Morton pursuant to the 2004 Plan. Mr. Morton also has 60,000 warrants which he received in connection with the investment agreement between The Carlyle Group and the Company. 12,000 of these warrants have vested. The remaining 48,000 will not vest within 60 days of March 15, 2010.
(17)	Includes 34,295 shares owned by Mr. Pressey’s wife. Also includes 109,690 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Pressey pursuant to the Long Term Incentive Plan, and the 2004 Plan.
(18)	Includes 17,924 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Shea pursuant to the 2004 Plan.
(19)	Includes 36,924 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Dr. Sinai pursuant to the Directors’ Plan and the 2004 Plan.
(20)	Includes 12,600 shares owned by Mr. Vaill’s wife. This amount also includes 264,530 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Vaill pursuant to the Long Term Incentive Plan, and the 2004 Plan.
(21)	Includes 17,924 shares subject to options which were exercisable within 60 days of March 15, 2010 and granted to Mr. Waters pursuant to the 2004 Plan.
(22)	Includes shares held by all of the Company’s executive officers including the NEOs and directors of which 969,396 represent shares subject to options which were exercisable within 60 days of March 15, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act, requires that the Company’s officers and directors, and persons who own beneficially more than 10% of the Company’s outstanding shares of Common Stock file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports and amendments thereto filed with the SEC under Section 16(a), copies of which are required to be furnished to the Company under SEC regulations, during and with respect to fiscal year 2010, no officer, director or person who owns beneficially more than 10% of the Company’s outstanding shares of Common Stock failed to file such reports on a timely basis, except that Herbert S. Alexander, Eugene S. Colangelo, James D. Dawson, Kathleen M. Graveline, Adolfo Henriques, Deborah F. Kuenstner, John Morton, III, William J. Shea, Allen L. Sinai, Stephen M. Waters inadvertently failed to timely file a report with respect to one transaction each, and Lynn Thompson Hoffman inadvertently failed to timely file a report with respect to two transactions.

RELATED PARTY TRANSACTIONS

The Company sends out questionnaires to its directors and officers, and those of its majority or wholly-owned subsidiaries regarding related party transactions. If there are any affirmative responses, the Board reviews them and the terms and conditions of any such transactions. There was one related party transaction.

Stephen M. Waters, who is a director of the Company, has two loans for approximately $7.0 million with Boston Private Bank & Trust Company. The loans with Boston Private Bank & Trust Company were originated prior to Mr. Waters becoming a Director of the Company. All of the loans are current as of December 31, 2009. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 regarding shares of common stock of the Company that may be issued under the Company’s existing equity compensation plans, including the Long Term Incentive Plan, the Directors’ Plan, the 2004 Plan, the Company’s 2009 Stock Option and Incentive Plan (the “2009 Plan”), the 2006 Non-Qualified Employee Stock Purchase Plan (as amended and restated) (the “2006 ESPP”), and the Company’s 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Footnotes (3), (4) and (5) to the table set forth the total number of shares of common stock of the Company issuable upon the exercise of assumed options as of December 31, 2009 and the weighted average exercise price of these assumed options.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1):	4,921,325	(2),(3),(4),(5)	20.33	3,751,559	(6)
Equity compensation plans not approved by security holders:	N/A		N/A	N/A

Total	4,921,325		20.33	3,751,559

(1)	The 2004 Plan, the 2009 Plan, the Long-Term Incentive Plan, the Directors’ Plan, the 2006 ESPP and the 2001 ESPP.
(2)	Does not include purchase rights accruing under the 2006 ESPP and the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	Does not include the outstanding options to acquire 17,096 shares, at a weighted-average exercise price of $8.76 per share, that were assumed in connection with the 2001 merger of Borel Bank & Trust Company with and into a subsidiary of the Company, under the Borel Bank & Trust Company’s 1989 Stock Option Plan. No future options may be granted under the Borel Bank & Trust Company’s 1989 Stock Option Plan.
(4)	Does not include the outstanding options to acquire 94,785 shares, at a weighted average exercise price of $9.83 per share, that were assumed in connection with the 2003 merger of First State Bancorp, under the First State Bank of California 1994 Stock Option Plan (the “FSB Plan”). No future options may be granted under the FSB Plan.
(5)	Does not include the outstanding options to acquire 494,917 shares, at a weighted average exercise price of $8.76 per share, that were assumed in connection with the 2005 merger of Gibraltar Financial Corporation with and into the Company under the Amended and Restated 1996 Employee Stock Incentive Plan and the 2002 Non-Employee Director and Agent Stock Incentive Plan, as amended and restated (the “Gibraltar Plans”). No future options may be granted under the Gibraltar Plans.
(6)	Includes 3,726,385 shares available for future issuances under the 2004 and 2009 Plans and 25,174 shares available under the 2006 ESPP.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors adopted, and is seeking stockholder approval of, an amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated as of January 1, 2010 (the “2001 ESPP”), that would increase the number of shares of the Company’s common stock reserved and available for issuance under the 2001 ESPP by 1,000,000 shares to a total of 1,700,000 shares, and would limit the maximum number of shares of common stock that may be purchased by each employee during each purchase period to 10,000 shares. The Board is requesting stockholder approval of this amendment and restatement because there are no shares remaining that are available for issuance under the 2001 ESPP. The 2001 ESPP’s current purchase period ending June 30, 2010 is also contingent upon stockholder approval of this amendment and restatement to the 2001 ESPP, therefore if stockholder approval is not obtained, this purchase period (and any subsequent purchase periods) will not occur. Under the 2001 ESPP, eligible employees of the Company and certain designated subsidiaries of the Company may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options (each an “Option”) to purchase shares of the Company’s common stock. The purpose of the 2001 ESPP is to attract and retain key personnel, and encourage stock ownership by the Company’s employees.

The 2001 ESPP is a broad-based employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

The additional shares that are proposed to be reserved under the 2001 ESPP have an aggregate value of $7.68 million based on the March 15, 2010 closing price of the common stock as reported on the NASDAQ Stock Market of $7.68 per share.

The Board of Directors unanimously recommends that the amendment and restatement of the 2001 ESPP be approved, and therefore recommends a vote FOR this proposal.

Summary of the 2001 ESPP

The following description of material terms of the 2001 ESPP is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2001 ESPP, which is attached to this Proxy Statement as Exhibit A.

The 2001 ESPP is administered by the Compensation Committee of the Board of Directors. The 2001 ESPP provides that all employees of the Company and certain designated subsidiaries of the Company who work at least 20 hours per week are eligible to participate in the 2001 ESPP, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the voting stock of Company. The number of employees potentially eligible to participate in the 2001 ESPP is approximately 700 persons.

The 2001 ESPP provides for two “purchase periods” within each year, the first commencing on the first business day occurring on or after each January 1 and ending on the last business day occurring on or before the following June 30, and the second commencing on the first business day occurring on or after each July 1 and ending on the last business day occurring on or before the following December 31. Eligible employees may elect to become participants in the 2001 ESPP by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the 2001 ESPP. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than fifteen percent (15%) of each participant’s compensation. The maximum number of shares of common stock that can be purchased under the 2001 ESPP during any one calendar year is that number having a fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased with respect to any purchase period will be the lesser of (a) the number of shares determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock and (b) 10,000 shares. The purchase price per share will be the lower of 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant’s account.

An option granted under the 2001 ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

The number of shares that are reserved for issuance under the 2001 ESPP is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the 2001 ESPP will be used for the general purposes of the Company. Shares issued under the 2001 ESPP may be authorized but unissued or shares reacquired by the Company and held in its treasury.

The 2001 ESPP will remain in effect until it is suspended or discontinued by the Board of Directors. The Board of Directors may at any time amend, revise or terminate the 2001 ESPP for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the 2001 ESPP, will not be effective until approved by stockholders. In addition, no amendment of the 2001 ESPP may adversely affect the rights of any recipient of any option previously granted without such recipient’s consent.

Federal Income Tax Considerations

The 2001 ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the 2001 ESPP or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

If shares acquired under the 2001 ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, the employee will generally recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. No taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to Company.

If shares acquired under the 2001 ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

The advice set forth above was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s)

addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

New 2001 ESPP Benefits

Since participation in the 2001 ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 2001 ESPP, as amended and restated, are not determinable.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA contains a requirement that participants in TARP, such as the Company, permit a non-binding stockholder vote to approve executive compensation. This proposal is commonly known as a “say-on-pay” proposal, and gives stockholders the opportunity to endorse the Company’s compensation of executive officers.

The Company believes that its compensation programs and policies are designed to attract, motivate and retain executive talent, and are aligned with the long-term interests of its stockholders. In January 2010, in accordance with the TARP executive compensation requirements, the Compensation Committee completed a review of the Company’s executive incentive plans with the Company’s Chief Risk Officer to ensure that incentive arrangements do not encourage the Company’s senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. For details on this review, please see the section titled “TARP-Related Actions—Risk Review and Analysis.”

The Company also believes that both the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

Accordingly, we are providing you the opportunity to approve the following resolution:

“RESOLVED, that the stockholders of Boston Private Financial Holdings, Inc. approve the compensation of the Company’s executive officers as disclosed in the Company’s proxy statement dated April 2, 2010.”

You are encouraged to carefully review the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of Company’s executive compensation program.

Under the ARRA, this vote is not binding on our Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. In accordance with the ARRA, your vote will not restrict or limit the ability of stockholders to make future proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors unanimously recommends that you vote FOR approval of the overall compensation of executive officers as described in “Compensation Discussion and Analysis.”

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company’s regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses. The Company will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The Company’s representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview. The Company has contracted with The Altman Group Inc. to assist in the solicitation of proxies and expects to pay a fee of $6,000, plus out-of-pocket expenses.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before December 3, 2010, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy. Any such proposals should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s by-laws, to the Company at its principal executive office no earlier than December 23, 2010 nor later than January 21, 2011; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

Exhibit A

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated as of January 1, 2010)

The purpose of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated herein (the “Plan”), is to provide eligible employees of Boston Private Financial Holdings, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). One million seven hundred thousand (1,700,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the next Offering will begin on the first business day on or after January 1, 2010 and will end on the last business day on or before June 30, 2010. Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to the Company at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a notice of withdrawal to the Company. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, a number of shares of Common Stock equal to the lesser of (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) 10,000 shares of Common Stock (or such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering); provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates. In accordance with any rules established by the Administrator, certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or at the discretion of the Administrator, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items. The term “Compensation” also includes commissions.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ National System or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. Effective Date and Approval of Stockholders. This amended and restated Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 29, 2010.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/BPFH • Follow the steps outlined on the secured website.

Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

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A	Proposals
The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2 and Proposal 3.

1.	To elect three Class I Directors to serve until the 2013 annual meeting or until their successors are duly elected and qualified.	+

  Nominees:        01 - Eugene S. Colangelo        02 - Allen L. Sinai        03 - Stephen M. Waters

☐	FOR all nominees listed

☐	WITHHOLD authority to vote for all nominees listed

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01	☐	Eugene S. Colangelo	02	☐	Allen L. Sinai

		03	☐	Stephen M. Waters

		For	Against	Abstain
2.	To approve the amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan as of January 1, 2010.	☐	☐	☐

3.	To approve a non-binding, advisory resolution regarding the compensation of the Company’s executive officers.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

  PROXY — BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

  Dear Stockholder,

  Please take note of the important information enclosed with this proxy card.

  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

  Please mark the boxes on this proxy card to indicate how your shares will be voted.

  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

  Your vote must be received prior to the Annual Meeting of Stockholders, Thursday, April 29, 2010.

  Thank you in advance for your prompt consideration of these matters.

  Sincerely,

  Boston Private Financial Holdings, Inc.

  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 29, 2010:   The Company’s 2010 Proxy Statement, Form 10-K and the Company’s Annual Report for 2009 are available at   www.edocumentview.com/bpfh.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy Solicited by the Board of Directors BOSTON PRIVATE FINANCIAL HOLDINGS, INC. Ten Post Office Square, Boston, Massachusetts 02109	+

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Margaret W. Chambers, and each of them, as proxies of the undersigned (the “Proxies”), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Boston Private Financial Holdings, Inc. (the “Company”), held of record by the undersigned at the close of business on March 3, 2010, at the Annual Meeting of Stockholders (the “Meeting”) to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on Thursday, April 29, 2010 at 11:00 a.m., or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED IN ITEM 1, ITEM 2 AND ITEM 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company’s 2009 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for Fiscal Year 2009, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

B	Non-Voting Items

Change of Address — Please print new address below.
	Meeting Attendance Mark this box if you plan to attend the Meeting.	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.